EXHIBIT 10.13

CONFIDENTIAL TREATMENT

SPRINT MASTER APPLICATION AND SERVICES AGREEMENT

This Application and Services Agreement (the “Agreement”) dated as of January 30, 2009 (the “Effective Date”), is made and entered into by and between Sprint United Management Company, a Kansas corporation and wholly owned subsidiary of Sprint Corporation, with offices at 6200 Sprint Parkway, Overland Park, KS 66251 (“Sprint”), and TeleNav, Inc., a Delaware corporation, with offices at 1130 Kifer Road, Sunnyvale, CA 94086 (“Company or Supplier”). Sprint and Company may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Sprint, together with various subsidiaries and affiliated companies, owns and/or operates systems to provide wireless telecommunications utilizing various technologies and frequencies, such as iDEN and CDMA (the “Systems”) and provides access to such Systems to its customers (“Sprint User”) over devices including phones, personal data assistants, Blackberries, personal computers and other devices (“Devices”);

WHEREAS, Company has developed specific Application(s) and Company Services (as described in Section 1 and Exhibit A of this Agreement) to be made available to Sprint Users for use on Devices;

WHEREAS, the Parties wish to make the Applications and Services available to Sprint Users using Sprint either the CDMA or iDEN Systems;

WHEREAS, Sprint wishes to market and sell the Application(s) to Sprint Users in conjunction with marketing its products and services, Company wishes to market the Application(s) and Services as compatible with the Systems and the Parties wish to distribute the Application(s) and Services to and through various application delivery Distribution Channels

WHEREAS, Sprint will take orders for (unless otherwise described herein) and bill for (unless otherwise described herein) the Application(s) and Services;

WHEREAS, Company desires to grant Sprint certain licenses with regard to the Application(s);

WHEREAS, the previous agreement between the Parties with respect to the Applications, dated April 11, 2005, as amended as well as any related agreements (“Previous Agreements”), are hereby terminated and will be superseded by this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	APPLICATION(S). An Application may consist of server-side software, or client-side software, or both. References to “Applications” throughout this Agreement refer to both server-side and client-side software and the Services, and all related Content, as defined herein, flowing through the Application, unless expressly stated otherwise.

The following Applications, as further described in Exhibit A, are the subject of this Agreement. Additional Applications may be added from time-to-time by written agreement of the Parties, as an amendment to this Agreement.

a.	Application 1 – TeleNav Track Lite is an application with GPS functionality (Application 1), and is further described in Exhibit A. Application 1 consists of a server side application (“Server Software1”).

b.	Application 2 – TeleNav Track is an application with GPS functionality (Application 2), and is further described in Exhibit A. Application 2 consists of a server side application (Server Software 2), and a client application which is downloadable by the Sprint User to a Device (Client Application 2). Server Software 2 and Client Application 2 will be referred to as “Application 2”.

CONFIDENTIAL TREATMENT

i.)	Application 2 Editions. Application 2 is available in various Editions (“Editions”), each having increasing levels of features and/or functionalities, as further described in Exhibit A.

c.	Application 3 – TeleNav GPS Navigator is an application with GPS functionality (Application 3), and is further described in Exhibit A. Application 3 consists of a server side application (Server Software 3) and a client application which is downloadable by the Sprint User to a Device (Client Application 3). Server Software 3 and Client Application 3 will be referred to as “Application 3”.

i.)	Application 3 Editions. Application 3 is available in various Editions, each based on routes measured on a calendar monthly basis, as further described in Exhibit A.

Server Software 1-3 will be referred to collectively as the “Server Software(s)”.

Client Applications 2 and 3 will be collectively referred to as the “Client Application(s)”.

Application 1-3, and Editions thereof, will be collectively referred to as the “Applications(s)”.

d.	Application 4 – TeleNav Fleet is a module that can be added to Applications 2 and 3 (Application 4) and is further described in Exhibit A. Application 4 consists of a server side application (Server Software 4), and a client application which is downloadable by the Sprint User to a Device (Client Application 4). Server Software 4 and Client Application 4 will be referred to as “Application 4”.

e.	Application 5 – Sprint Navigation is an application with navigation functionality and is further described in Exhibit A. Application 5 consists of a server side application (Server Software 5) and a client application which is downloadable by the Sprint User to a Device (Client Application 5). Server Software 5 and Client Application 5 will be referred to as “Application 5”.

f.	Application 6 – [*****] is a module that can be added to [*****] (“Application 6”), as further described in Exhibit A. Application 6 consists of a server side application (Server Software 6), and a client application which is downloadable by the Sprint User to a Device (Client Application 6). Server Software 6 and Client Application 6 will be referred to as “Application 6”.

g.	Application 7 – TeleNav Vehicle Manager is an application, as further described in Exhibit A (Application 7). Application 7 consists of a server side application (Server Software 7), and a client application which is downloadable by the Sprint User to a Device (Client Application 7) Server Software 7 and Client Application 7 will be referred to as “Application 7”.

h.	Application 8 – [*****] is a an application (Application 8), and is further described in Exhibit A. Application 8 consists of a server side application (Server Software 8), and a client application which is downloadable by the Sprint User to a Device (Client Application 8). Server Software 8 and Client Application 8 will be referred to as “Application 8”.

i.	Application 9 – TeleNav Asset Tracker is an application (Application 9), and is further described in Exhibit A. Application 9 consists of a server side application (Server Software 9) and a client application which is downloadable by the Sprint User to a Device (Client Application 9). Server Software 9 and Client Application 9 will be referred to as “Application 9”.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

j.	Application 10 – TeleNav Vehicle Tracker is an application, as further described in Exhibit A (Application 10). Application 10 consists of a server side application (Server Software 10), and a client application which is downloadable by the Sprint User to a Device (Client Application 10) Server Software 10 and Client Application 10 will be referred to as “Application 10”.

Certain add-on “Modules” which add certain features and or functionalities to the Application, as further described in Exhibit A, are available for use with certain core Applications. References to Applications throughout this Agreement also refer to Modules where added to and supported by an Application.

2.	LIMITED LICENSE GRANT

Except as provided herein, Company grants to Sprint, during the Term, a worldwide, royalty-free, fully paid-up, renewable and nonexclusive license (with the right to sublicense) to:

a.	Resell Company’s Applications to Sprint Users in the Territory. This distribution right is limited to Company’s Applications, identified in Exhibit A. This Agreement does not commit Sprint to [*****]. “Territory” is defined in Section 6, below and includes any U.S. patent(s), patents issued by any other country included in the Territory, any other intellectual property right in the Territory where the Application and Services are provided under this Agreement.

b.	Use the Application(s) internally to test and demonstrate the Application(s), or have the Application(s) tested by Sprint’s agents, all as limited by the terms of this Agreement;

c.	Publicly display, publicly perform and demonstrate the Application(s); and

d.	Copy and/or distribute, or have distributed, the Application to Sprint Users.

e.	Subject to the terms of this Agreement, as between Sprint and Company, the Application(s) for the User will be governed by Sprint’s then-current Acceptable Use Policy (AUP) at (http://www.sprint.com/legal/agreement.html) and Standard Terms and Conditions at (http://www.sprint.com/business/resources/ratesandterms/
Standard_Terms_and_Conditions_for_Communications_Services.pdf ), as may change from time to time, in Sprint’s sole discretion.

3.	TESTING AND CHANGES

a.	Initial Testing. Sprint (i) has tested and approved the release and version submitted to Sprint by Company of each Application; or (ii) may test and approve the release and version submitted to Sprint by Company of each Application before (1) Company may market or present the Application as being compatible with the Systems and/or Devices; and (2) Sprint is obligated to perform under this Agreement. Company will provide software and, if applicable Company hardware for Application(s) testing, at no charge to Sprint. Company acknowledges and agrees that the Application testing and approval process is not a guarantee or assurance that an Application is compatible, or if compatible, will continue to be compatible with the Systems, Devices or any of its product or service offerings. Company further acknowledges and agrees that not all Applications may be compatible with both the CDMA and iDEN Systems. If Sprint approves an Application, such approval will not be construed as an endorsement of the Application or a commitment on the part of Sprint that there will not be a similar application developed and/or deployed on the Systems at any time in the future.

b.

Changes. Company will submit all new releases and versions of each Application and material changes and upgrades of each Application (each a “Change”) to Sprint main point-of-contact as set forth in Exhibit E or his or her successor (the “Point of Contact” a/k/a “POC”), for testing and approval at least [*****] days prior to its general release by Company to Sprint for Sprint’s

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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customers. A Change includes, but is not limited to (i) Any material alteration of the manner in which an Application operates with the Systems and/or Devices; (ii) any material change to the amount of data transferred to and from Sprint’s packet data network, including the time associated with such data transfer, or to the call flow; (iii) any material change of existing features and functionalities or any material inclusion of new features and functionalities, including any new release or version; or (iv) any material change to a Client Application. Sprint will, at its own discretion, determine whether or not such Change(s) need to be retested. In no event will Company market or present a Change(s) without either Sprint’s prior testing and approval, or written notification from Sprint that such testing is not required, such notice not to be unreasonably withheld or delayed. If Sprint determines that the Application(s) testing is necessary, each Change will be submitted through the POC. Company will provide to the POC sufficient information about each Change to allow the POC to submit the test request and allow the test team to test each Change. This includes, but is not limited to, details of all new feature functionality and/or changes associated with each Change. Company will compile and maintain a list of changes of each Change, test scripts and an open problem list of key critical issues and will make such information available to Sprint at Sprint’s request prior to and as part of the Application(s) testing. This will allow Sprint and Company to complete analysis and testing, if required, to confirm continued Solution operation on Sprint’s Systems. Company will ensure that all Changes are compatible with the current [*****] of the relevant Application(s).

c.	Test Accounts. Company will provide, maintain and make available to Sprint during the Term, at no cost to Sprint, five (5) accounts of the then-most current version of the Application for use by Sprint to test the Application(s), which test accounts will operate and access the Application(s) in the same manner as an active account for a Sprint User.

4.	AUTHORIZATION

a.	On the Effective Date, Company is hereby authorized to market or present the Application as being compatible with the Systems and/or Devices under the terms and conditions set forth in the Agreement, and Sprint is hereby authorized to present the Application as being compatible with the Systems and/or Devices under the terms and conditions set forth in the Agreement. The parties acknowledge and agree if an Application is compatible with only the CDMA or iDEN portion of the System, they will only market that Application as compatible with that portion of the System.

b.	The Agreement does not authorize Company to market any other application under this agreement to Sprint Users, or any other released, version, upgrade or update of any Application or Change (“Unauthorized Application(s)”), other than those tested and approved by Sprint in writing and set forth in Exhibit A as being compatible with the Systems and/or Devices even if such Unauthorized Application(s) appears to be compatible or usable with the Systems and/or Devices. In other words, Company may only market authorized Applications (the Applications listed in Exhibit A) to Sprint Users under this Agreement.

c.	In the event Sprint has knowledge of Company marketing an Unauthorized Application, Sprint has the right and option in its sole discretion to immediately: (i) disable access to the Unauthorized Application and/or the Application(s) without notice; (ii) remove the Client Application from any Distribution Channel without notice; and/or (iii) [*****] upon written notice to Company.

d.	If Sprint determines, in its sole reasonable discretion, that an Application or Unauthorized Application is causing or is likely to cause disruption to or interference with the Systems, Sprint has the right and option in its sole reasonable discretion to immediately: (i) disable access to said Application and/or Unauthorized Application without notice; or (ii) remove said Application from any Distribution Channel; and/or (iii) [*****] upon written notice to Company if such disruption or interference is likely to be subject to material penalties and/or sanctions by the authorized governmental entities.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

5.	CO-MARKETING

Both Parties will comply with their respective co-marketing obligations as set forth in Exhibit C. Company will treat Sprint as prominently as other carriers, wireless service providers, device manufacturers or provider, if a relationship with other carriers, wireless service providers, device manufacturers or providers is established.

6.	PRICING

Sprint Billed Content Pricing. Sprint will offer a “billing on behalf of” functionality to Company pursuant to which a Biller (other than Company) will invoice Users for the use of Sprint Billed Content on a per play basis (“Per Play”), per download basis (“Per Download”), or a monthly recurring charge (“MRC”) either on a standalone basis or as part of a Bundled Offering. “Bundled Offering” means Sprint Content bundles, which may be comprised of multiple sources of Content as determined by Sprint, and approved by Sprint for sale to Users, “Content” means and includes the Applications described in Section 1 hereof (and in any Exhibits referenced therein), any and all content provided or included in the Company Services, Content Additions, Sprint Billed Content, Advertising Supported Content, data, graphics, sounds, text, features, functionality, software programs, services and other information and material in electronic form provided by Company hereunder for sale to Users as set forth herein, including any Enhancements and related Company Services. Payments, pricing and other applicable terms are contained in Exhibit D.

a.	Pricing Responsibility. Sprint Billed Content. Sprint will determine the pricing structure and pricing levels for Sprint Billed Content, and will notify Company of any changes in pricing within [*****] calendar days of the effective date of any change.

b.	Adjustments. Biller may, in its sole discretion, offer a refund or reduction in price to a User of Sprint Billed Content due to defects in the Sprint Billed Content, in response to User complaints, or for any other reason as reasonably determined by Biller. Only Biller will be permitted to make Adjustments to a User’s invoice. Adjustments will be deducted from actual revenue received by Sprint when determining Billed Revenue (for revenue sharing arrangements) and any other form of compensation payable by Sprint to Company will be equitably adjusted to account for any such Adjustments. In [*****] of each calendar year, based on historical Adjustments to Sprint Billed Content that have recently been incurred, Sprint will establish and notify Company of a fixed percentage that will be deducted from payments made herein for such calendar quarter for Adjustments. Company will have [*****] business days to provide notice of rejection of such fixed Adjustment percentage, and if no timely rejection is provided, then such Adjustment percentage for the quarter will be deemed accepted. In case Company timely rejects such Adjustment percentage, then the parties will negotiate in good faith to revise such percentage. In absence of agreement by the parties within [*****] days, then Sprint will charge all actual Adjustments as incurred for that quarter.

c.

Uncollected Billed Revenue. Changes to Sprint Billed Content Revenue Sharing. Sprint will be responsible for no more than [*****] of Uncollected Billed Revenue for Sprint Billed Content. For the first six (6) months following launch of Sprint Billed Content, and each successive six (6) month period, Sprint will determine if total Uncollected Billed Revenue exceeds [*****] of total Billed Revenue during the applicable six (6) month period. If total Uncollected Billed Revenue exceeds [*****] of total Billed Revenue, Sprint will adjust the parties’ respective Sprint Billed Content Billed Revenue portion percentages, set forth herein, to account for the applicable increase in total Uncollected Billed Revenue. For example, if Sprint determines that total Uncollected Billed Revenue in a six (6) month period is [*****], Sprint would increase its Sprint Billed Content Billed Revenue portion percentage by [*****] and decrease Company’s Billed Revenue portion percentage

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

by [*****] for that specific six (6) month period. If the Billed Revenue portion percentages are revised by Sprint, the new percentages will take effect beginning five (5) Business Days after Sprint advises Company of the new percentages. For the avoidance of doubt, Uncollected Billed revenue adjustments will not apply to Bundle pricing for [*****] in Exhibit D. Sprint reserves the right to stop providing Sprint Billed Content if Sprint determines that for any given month Uncollected Billed Revenue has exceeded [*****] of total Billed Revenue.

d.	No Other Services [*****]. Company is prohibited from including Other Services, [*****] in connection with the Content to Users or Active Subscribers, unless agreed in advance in writing by Sprint in compliance with the [*****].

e.	Competitive Pricing; Audit Terms

(1)	Throughout the Term, Company will provide Sprint with Competitive Pricing on [*****] only. “Competitive Pricing” means [*****] for such Applications will be [*****] the Net Price charged to any other [*****] for [*****] as set forth herein, and only if both Sprint and [*****] average monthly payments to Company for such applications in excess of [*****] “Net Price” means the final [*****] by any [*****] customer after all [*****], and not separately calculated [*****]. The Net Price calculation will be performed for the [*****] period ending each [*****] of each calendar year during the Term.

(2)	Beginning one (1) year after the Effective Date and throughout the remainder of the Term, Company will annually audit its pricing for [*****] for the preceding year. Each year during the Term, no later than sixty (60) days after the anniversary of the Effective Date of this Agreement, Company will provide Sprint with documentation signed by an authorized officer of Company, certifying that (i) Company has conducted a pricing audit of Services provided to Company’s customers during the preceding year, and (ii) Company has complied with its Competitive Pricing obligations under this Agreement, in identifying any decrease in Net Prices as a result of Company’s compliance with this Section. If Company’s audit under this Section shows that Company is charging any [*****] Net Price for [*****] than it is charging Sprint, Company will comply with all of the below terms.

(a)	Company will reissue all paid remittances or invoices originally issued for Services, including any paid invoices or remittances, as set forth in Section 8, Payments issued during the [*****] for another customer. The reissued invoices must show the difference between the Net Price originally invoiced to Sprint and the reduced Net Price, and all applicable sales tax reductions resulting from the price reduction. Company will issue a credit or reimbursement[*****] for the difference.

(b)	Company will reissue any unpaid invoices affected by the Net Price reduction within [*****] after the parties determine that Sprint is entitled to receive a Competitive Pricing discount. The reissued invoices must show the difference between the Net Price originally invoiced to Sprint and the reduced Net Price, and all applicable sales tax reductions resulting from the price reduction.

(3)	Company will apply the lower Net Price to all subsequent Services for the remainder of the Term, subject to future reductions under this Agreement.

(4).

Audit Rights. Company will have the right to request that a mutually agreed upon independent certified public accounting firm, who must first sign Sprint’s standard non-disclosure agreement, and not work on a contingency fee basis, upon reasonable written notice, to audit only the remittance data or other necessary data to determine the Revenue Sharing Amounts, solely as provided in this Agreement, as provided by Sprint, not more than [*****] during the Term of this Agreement and for a period of [*****] months following

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

termination or expiration of this Agreement. The auditor must provide Sprint a copy of any audit report or results. Such examination will be at the sole cost and expense of Company; provided, however that if such audit reveals an underpayment of more than [*****] of the undisputed amount actually due for the audited period, Sprint will promptly pay the undisputed amount of any such underpayment, pursuant to the payment terms herein and reimburse Company for the cost of such audit. If the audit reveals an overpayment by Sprint of more than [*****], Company will promptly pay Sprint any such amount.

(5).	Set-Off. In addition to all other rights and remedies available to each Party under this Agreement, each Party will have all of its respective common law, equitable and statutory rights of set-off. With respect to Sprint, such rights will include, but not be limited to, Sprint’s option to immediately withhold and set-off any amounts due to Company under this Agreement for the purposes of recouping any amounts that may have been paid in error to Company. Either Party’s exercise of its rights pursuant to this Section will not constitute a waiver of any other rights or remedies available to such Party, whether under this Agreement or under applicable laws.

(6).	Semi-Annual Reconciliation Process. In March and September of each calendar year, representatives of each Party with the adequate authority to carry out the duties herein, will meet to review the processes, data and results of revenue and payments under this Agreement for the preceding six month period. Subject to allowable adjustments under Sections 6(b) and 6(c) above, the parties will work in good faith to agree and finalize all amounts due under this Agreement for such period within 30 days. After such agreement, there will be no further adjustments or audit allowed for such period (subject to allowable adjustments under Sections 6(b) and 6(c) above). If the parties cannot reach agreement to finalize all amounts due under this Agreement for such period within thirty (30) days, then Company may immediately exercise its audit rights in Section 6(e)(4) above, however exercise of audit rights in this circumstance will not be counted against the [*****] limitation as detailed in Section 6(e)(4).

f.	Preferred Supplier Status. Subject to the provisions of this Agreement for Application 5, and only in the event the pricing option change is not evoked by Company, Company will be Sprint’s preferred Application 5 supplier, for 1 year following the execution of this Agreement as defined in Section 1 (e), and subject to Sprint’s rights in Section 25, as such: (a) Sprint agrees to feature Application 5 [*****] in the Sprint authorized Distribution Channels; and (b) Sprint agrees that it will not offer, sell or otherwise make available to Sprint Users Application 5, under the Sprint Navigation brand, as currently contemplated by the Parties. For the avoidance of doubt, the Parties acknowledge and agree that other than to the extent provided in this Section 6 (f), Sprint in its sole discretion, reserves the right to offer, sell or otherwise make available in Sprint Distribution Channels and to Sprint Users any [*****] during the Term, without restriction.

7.	BILLING

Billing for Sprint Billed Content. Users of Sprint Billed Content will be presented with an advice of charge requiring them to accept the applicable charge, consistent with this Section 7 for the transaction. Only Biller is permitted to present this advice of charge to Users. Company grants Biller a nonexclusive, fully paid up license and right to use Company’s name, Marks and logo on User invoices in conjunction with detailing any applicable Sprint Billed Content charges, in accordance with brand guidelines to the extent provided by Company. Company will not be paid any amounts for Sprint Billed Content that is used by Sprint or Biller for testing, trial by an end user for no longer than a thirty (30) day period and only once per unique end user, or promotional purposes (including demonstration accounts for Sprint or Biller’s employees or agents, Biller’s retail stores or other retail locations). However, Sprint will use reasonable

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

efforts to provide Company with a list of demonstration users that are not being paid for based on this provision that exceed the [*****] demonstration users provided for in this Agreement. When Sprint Billed Content is priced on a Per Download basis, Users will not be billed for subsequent downloads of the same Sprint Billed Content during the applicable license period for the downloaded Sprint Billed Content, nor will Sprint pay any compensation to Company for subsequent Downloads.

8.	PAYMENTS

Sprint will make the Payments set forth in Exhibit D. Each Party will be responsible for its own costs and expenses in performing its obligations under this Agreement, and neither Party will be entitled to reimbursement for such costs or expenses from the other Party.

9.	CUSTOMER CARE/ SERVICE LEVEL AGREEMENTS

The Parties will provide customer care and technical support pursuant to Exhibit B, and will meet the service level standards contained in Exhibit B. In addition, Company will provide all required information in the then current Sprint fix agent operational support document. Fix agent document to be provided by Sprint to Company separately in sufficient time to allow Company to meet its obligations. Company will provide information at least [*****] days prior to Sprint’s launch of the Company and its associated Application(s) to Sprint’s sales organization and/or customers. Company further agrees to provide subsequent information as requested, from time to time, by Sprint. If Company fails to provide all the required information within [*****] Business Days of a written request, Sprint, in its sole discretion, may [*****].

10.	NO ADVERTISING

Company will ensure that no advertising is served to or displayed on any Device of any Sprint User, without [*****], as set forth in Exhibit J.

11.	HOSTING

If applicable, Company will require and enforce the same service level requirements, as set forth in Exhibit B, upon any third party service provider which hosts Server Software.

12.	INTENTIONALLY OMITTED

13.	POINTS OF CONTACT

The Parties will assign and maintain at all times during the Term, points of contact as set forth in Exhibit E.

14.	REPORTING

The Parties will provide the reports set forth in the applicable Order. Parties may only use the reports for the purposes set forth in the applicable Order, and for no other purpose. Each Party will correct any errors or discrepancies in reports issued during a calendar quarter within [*****] of the end of the quarter. The content of all reports will be deemed Confidential Information of Sprint and Company and will be subject to the restrictions set forth in Section 31.

15.	REPORT REVIEW

Upon [*****] written request, [*****] agrees to meet with [*****] to review reports and the Parties’ performance under this Agreement. No more than one (1) such meeting will occur in any six (6) month period unless otherwise agreed to in writing by the Parties. Notwithstanding the foregoing, [*****] agrees to meet with [*****] days prior to the expiration of the then-current Term of the Agreement to review its performance under this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

16.	PARTICIPATION IN SPRINT APPLICATION DEVELOPER PROGRAM

Company will, during the Term, participate in the then-current Sprint standard application developer program according to the then-current Sprint developer program process as set forth at http://developer.sprint.com/site/global/home/p_home.jsp, and as may change from time to time, in Sprint’s sole discretion.

17.	DEVICES FOR TROUBLESHOOTING AND SERVICE

For the duration of this Agreement, Company will either purchase applicable Sprint devices or pay to access Sprint’s virtual developers lab, for the purpose of ongoing testing and troubleshooting, Sprint may offer a developer rate plan. Any such developer rate plan will be offered for development work only. Company will be responsible for all Sprint service charges.

18.	MODIFICATIONS TO & PERFORMANCE OF THE SPRINT SYSTEMS

Sprint makes no representation or warranty that future modifications to the Systems will be backwards compatible with any Application. Sprint will use reasonable efforts to provide notice of any modifications which negatively and materially impact the availability of any Application on the Systems. Sprint makes no representations or warranties concerning the reliability or availability of Sprint Systems, including but not limited to network and coverage availability.

19.	DISCONTINUATION OF SUPPORT OF APPLICATION(S) BY COMPANY

In the event that Company at any time intends to discontinue support for any Application, Company will provide Sprint and all Sprint Users subscribing to each Application at least [*****] days written notice prior to such discontinuance.

20.	PRIVACY POLICIES AND USER DATA

a.	Sprint Property; Privacy Restricted Data. Company acknowledges and agrees that, as between Sprint and Company, Sprint owns the Sprint Marks, the Sprint Wireless Network, and the Sprint Services (expressly excluding the Content, the Company Services, and any third-party content and services), and nothing in this Agreement confers in Company any right of ownership in the foregoing. All Privacy Restricted Data is and will remain the exclusive property of Sprint. Sprint makes no representation or warranty as to the accuracy or completeness of the Privacy Restricted Data, and Company agrees that Sprint, its employees and agents will have no liability to Company resulting from any use of the Privacy Restricted Data.

b.	Privacy Laws. Company agrees that its collection, access, use and disclosure of Privacy Restricted Data will comply with all applicable federal, state and local laws, rules and regulations as they may be amended from time to time (the “Privacy Laws”), including, laws governing marketing by telephone, direct mail, e-mail, SMS, wireless text messaging, fax, and any other mode of communication. Other credit industry standards and best practices also must be followed. Company will at all times perform its obligations in a manner that will not cause Sprint to be in material violation of any applicable laws or regulations. For purposes of its obligations under this Section, the acts or omissions of Company’s employees, agents, representatives, contractors, subcontractors, or affiliates (and such affiliates’ employees, agents, representatives, contractors, or subcontractors) will also be deemed the acts or omissions of Company.

c.

Security. Company is fully responsible for any unauthorized collection, access, use, and disclosure of Privacy Restricted Data in its possession or control. Without limiting the foregoing, and consistent with Section 36 hereof, Company will employ administrative, physical, and technical safeguards (including safeguards against viruses, worms, Trojan horses and other disabling or damaging codes) that (a) prevent the unauthorized, collection, access, use, and disclosure of Privacy Restricted Data (“Safeguards”), and (b) meet or exceed best industry practices regarding Safeguards. The Safeguards will include without limitation: (i) maintaining on Company’s premises

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

a secure location (that may include electronic storage), in which any and all Privacy Restricted Data will be stored; (ii) ensuring that any Privacy Restricted Data will be accessible only by Authorized Employees (as defined below). Company may also share Privacy Restricted Data: (1) with a third-party auditor so long as only the minimum amount of Privacy Restricted Data is shared as is necessary to perform the audit, Privacy Restricted Data is redacted where feasible to limit exposure, and such auditor is under strict confidentiality obligations with respect to Privacy Restricted Data; (2) with its third party application service or software as a service provider (“Service Provider”), subject to Sprint’s prior written consent, not to be unreasonably withheld, so long as only the minimum amount of Privacy Restricted Data is shared as is necessary to allow the Service Provider to render its services to Company for Company’s internal use only, such Privacy Restricted Data is limited to business customers only and is redacted where feasible to limit exposure, and such Service Provider is under strict confidentiality obligations with respect to Privacy Restricted Data; and (3) with its Application 6 and Application 7 service partners so long as only the minimum amount of Privacy Restricted Data is shared as is necessary to ensure performance, maintenance, and support of Application 6 and Application 7, Privacy Restricted Data is redacted where feasible to limit exposure, and such Application 6 and Application 7 service partners are under strict confidentiality obligations with respect to Privacy Restricted Data. Further, Company agrees to indemnify Sprint for any unauthorized use or disclosure of Privacy Restricted Data by such third-party auditor, Service Provider, and Application 6 and Application 7 service partners.

d.	(iii) training Authorized Employees regarding their confidentiality obligations; (iv) ensuring that the Privacy Restricted Data is only disseminated to the minimum possible number of Authorized Employees; (v) storing all electronic Privacy Restricted Data exclusively on Company’s own server, or logically separating all Privacy Restricted Data using Company’s classifications, without commingling any data that is not necessary for the fulfillment of Company’s obligations under this Agreement; (vi) encrypting all Privacy Restricted Data in transit; and (vii) conducting all aspects of the Company Services within the United States. “Authorized Employees” are Company’s full-time employees who have a need to know or otherwise access the Privacy Restricted Data to enable Company to perform its obligations under this Agreement, and who are bound in writing by obligations of confidentiality sufficient to protect the Privacy Restricted Data in accordance with the terms of this Section 20. Upon written request, Company will promptly identify all Authorized Employees in writing. During the term of each Authorized Employee’s employment by either Party, such Party will at all times cause such Authorized Employee to strictly abide by its obligations under this 20(c) and, after the termination of employment, Company will use the same efforts to enforce the confidentiality obligations of such Authorized Employee as Company uses to enforce such obligations with respect to its own similarly confidential information, provided that Company will not use less than reasonable efforts in such enforcement. Company further agrees that it will maintain a disciplinary process to address any unauthorized access, use or disclosure of Privacy Restricted Data by any of Company’s officers, partners, principals, employees, agents or independent contractors.

e.	Non-Solicitation. Company will not transmit “spam” or distribute any other unsolicited information to any Users unless such User provides prior express consent via the Device and will not contact Users via other means, including, but not limited to telemarketing, unless User and Sprint consent in writing. Company will not use any information obtained from the activities contemplated under this Agreement to target advertisements or marketing to Users based on the User’s use of Sprint Services. Company will not take any action, including data mining or any similarly disruptive practice that interferes with the development, operation, maintenance or content of Sprint’s websites, servers or other related equipment. In addition to the Parties’ obligations with respect to Confidential Information under Section 31 hereof, neither Party will disclose the other Party’s information or data provided to it under this Agreement to any third party in a manner that identifies the User as an end user of a Company product or service or of the Sprint Services, except as may be required by law. Company will notify Sprint as soon as possible if it knows or has reason to know that any unsolicited data or messages are being sent to Users of the Content, or if an unusual or abnormal flow, number, or type of message is being sent to Users. If a User is being sent unsolicited data or messages, or Company notifies Sprint that Users may be being sent unsolicited data or messages, each Party will use commercially reasonable efforts to promptly prevent continuing transmission of unsolicited data or messages to Users.

CONFIDENTIAL TREATMENT

f.	Disclosure of Privacy Restricted Data. Except in response to a valid court order or otherwise to the extent legally required in response to a request from a law enforcement agency, Company will not disclose any Privacy Restricted Data to any third party. If Company is legally required to disclose any Privacy Restricted Data pursuant to a valid governmental or law enforcement request, it will promptly notify Sprint to permit Sprint to seek a protective order or to take other appropriate action to prevent or limit such disclosure. Company agrees to cooperate with Sprint’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be afforded the Privacy Restricted Data in question. If, in the written opinion of its counsel, Company is compelled as a matter of law to disclose the Privacy Restricted Data in the absence of a protective order, it will disclose to the party compelling the disclosure only the part of the Privacy Restricted Data that is required by law to be disclosed, and Company will use its best efforts to obtain confidential treatment for all disclosed information. Company further agrees that, prior to any such disclosure; it will advise and consult with the other party and its counsel as to such disclosure and the nature and wording of its disclosure.

g.	Location-Based Applications. With respect to any Location-Based Application provided under this Agreement, Company agrees that Company is responsible for and agrees to (a) notify all Users associated with the account that information regarding their geographic location and other personal information may be accessed and disclosed through Company’s Application(s) and (b) obtain such Users’ express written consent to such access and disclosure if the Application(s) is licensed directly to an individual User. If the Application(s) is licensed to a business or other organization with multiple Devices used by multiple Users, Company will require that the business or other organization notify all Users that information regarding their geographic location and other personal information may be accessed and disclosed through Company’s Application(s). Company will completely delete any and all Location Information immediately when it is no longer necessary for a User’s purposes. Without limiting the foregoing, Company will ensure that each User may revoke and rescind his or her consent to access and disclose Location Information at any time, without cost or charge (e.g., via a toll-free telephone call) pursuant to a revocation method specified in the Company’s licensing agreement with the User, and Company will make such revocation effective within [*****]of Company’s receipt of a User’s revocation. Company must maintain records of any and all User consents and revocations for as long as a User subscribes to Company’s services or any Application, plus an additional [*****]

h.	Return of Privacy Restricted Data. Company will return, or at Sprint’s election, destroy (and certify in writing such destruction within [*****] Business Days) all Privacy Restricted Data upon the termination or expiration of this Agreement for any reason, or earlier if requested to do so in writing by Sprint.

i.	Indemnification/Remedies. Company agrees to indemnify, defend and hold harmless Sprint, its officers, shareholders, directors and employees, from and against any claims, losses, liabilities, costs or expenses (including reasonable attorney’s fees) arising out of or relating to its obligations of this Agreement. Company’s indemnification obligations under this Section 20 (h) will [*****] under this Agreement [*****]. Company agrees that, without limiting any of its other rights or remedies under this Agreement or at law or in equity, Sprint will have the right to terminate this Agreement upon written notice in the event of breach of any provision of Section 25 of this Agreement.

j.

Security Audit. Company agrees that Sprint, or its authorized representatives, will have the right[*****] upon reasonable written notice, to perform an audit with respect to Company’s performance of its obligations under this Section 20. For purposes of such audit, Company will

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

grant Sprint and its representatives full and complete access, during normal business hours and upon reasonable written notice, to Company’s books, records, procedures, and information relating to the protection, storage, use, access and disclosure of the Privacy Restricted Data, including, without limitation, all information relating to access to the Privacy Restricted Data by Authorized Employees, and all other information required to ascertain any facts relative to Company’s performance hereunder. If any audit reveals a material inadequacy or insufficiency of Company’s performance of any of its obligations under this Section 20, without limiting any other rights or remedies of Sprint under this Agreement or at law, upon receipt of written notice of such inadequacy or insufficiency in performance, Company will promptly develop a corrective action plan in cooperation with Sprint, such plan to be subject to Sprint’s reasonable approval, and promptly thereafter implement such plan at Company’s sole cost and expense.

k.	Miscellaneous. The obligations set forth in this Section 20 will survive the termination or expiration of this Agreement for any reason. The provisions in this Section 20 relating to Privacy Restricted Data will govern all privacy, security and confidentiality obligations with respect to Privacy Restricted Data to the extent there is any conflict between it and other provisions of this Agreement. Company acknowledges and agrees that a breach of any obligation set forth in this Section 20 may result in irreparable harm to Sprint for which monetary damages may not provide a sufficient remedy and, as a result, Sprint will be entitled to both monetary damages and equitable relief.

21.	TRADEMARKS

a.	License Grant. Company grants to Sprint non-exclusive, royalty-free permission to use and display Company’s trademarks (“Company Marks”) for purposes consistent with this Agreement. Sprint will not assign or sublicense any right to use or display Company Marks, as set forth in Exhibit F.

Sprint authorizes Company to display the Sprint Marks in fair and accurate advertising, marketing and promotional materials that may be created by Company in connection with Exhibit F of this Agreement. Company is also permitted to display the Sprint name and logo on its listing of partners on Company’s website. Sprint will provide the Sprint name and logo design to Company via www.Sprint.com/brand. Company will display Sprint’s Marks in accordance with Sprint’s Branding Guidelines found at www.Sprint.com/brand. Sprint reserves the right to revise the guidelines at any time.

Nothing in this Agreement constitutes the grant of a general license for use of the Sprint Marks by Company or of the Company Marks by Sprint.

b.	Restrictions on Use. Neither Party may use the other Party’s Marks as, or incorporate any of the other Parties Marks into, its:

1.	trade name;

2.	domain name;

3.	website metatag or similar programming code;

4.	“vanity” telephone numbers; or

5.	phone or directory-assistance listings.

c.	Ownership of the Marks. Each Party represents to the other Party that it owns or otherwise has sufficient rights in its respective Marks to license or authorize use of its Marks to the other Party.

1.	Neither Party acquires any right, title or interest in or to the other Party’s Marks. Any goodwill in or associated with the Sprint Marks or Company’s Marks will inure to the benefit of, and belong exclusively to, the owner of the Marks.

CONFIDENTIAL TREATMENT

2.	Neither Party will cause or authorize to be done anything which will or may impair, damage or be detrimental to the reputation or goodwill associated with the Marks.

d.	Enforcement and Defense

1.	Each Party will control enforcement activities with respect to their respective trademarks. Each Party will promptly notify the other of any infringement or unauthorized use of the trademarks in any form. Each owner, in its sole discretion, will determine how to respond.

2.	Each Party will defend and settle any trademark infringement claim against its trademarks at its own expense. Each owner may terminate the other Party’s trademark license or permission to use any or all of the trademarks in order to settle any claim.

3.	Each Party will be solely responsible for and will file, prosecute and maintain any and all trademark, service mark, trade name, domain name and related applications and registrations for their respective Marks, in its sole discretion.

4.	Each Party will have the right to direct and control, in its sole discretion, any negotiation, administrative proceeding, or litigation involving their respective Marks, including (without limitation) the other Party’s claims, appearance, defense or other participation. Any proceedings will be at the trademark owner’s expense and the trademark owner will have the right to collect any damages, fines or other monetary awards paid and to enforce any equitable relief granted in connection therewith.

5.	Upon the termination or expiration of this Agreement, Sprint’s right to use Company’s Marks and Company’s permission to display the Sprint Marks will expire and all use must be promptly discontinued.

e.	Quality Control. Each Party must:

1.	Maintain a consistently high quality for the Products and Services offered in connection with the Marks;

2.	Adhere to the other Party’s branding or trademark usage guidelines and other specific quality control standards and any updates to such standards that the Parties may from time to time communicate to one another;

3.	Comply with all applicable laws and regulations governing the operation and use of the Marks ;

4.	Not combine the Marks with other marks to create a new unitary mark;

5.	Not alter or modify the Marks in any way;

6.	Upon written request, submit representative samples of the use of the Marks to its owner; and

7.	Promptly notify the other Party in writing of any known violation of this Section.

f.	Prior Approval. Each Party will have the right of prior approval of materials bearing its Marks, which will not be unreasonably withheld. Prior to use, samples will be submitted for approval. The Party receiving the materials will approve or reject the proposed materials within ten (10) Business Days. If rejected, the Party that submitted the materials will make any corrections necessary to obtain approval.

g.	Advertising. Each Party is solely responsible for compliance with all laws and regulations that apply to its advertising. The Prior Approval set forth in subsection (e) above is limited to the use of a Party’s Marks in the other Party’s advertising, and does not imply or convey that the other Party’s advertising complies with applicable laws or regulations.

CONFIDENTIAL TREATMENT

h.	Territory of Use. The Territory of Use of the Marks is the United States and its territories. If online, on servers hosted in the United States.

i.	Term for Use of Marks. Sprint reserves the right to terminate Company’s right to display the Sprint Marks for unauthorized use, as set forth in this Section 21, at any time with written notice to Company.

22.	INSPECTIONS: BOOKS AND RECORDS.

a.	Records. Company will maintain complete auditable records of all financial and non-financial transactions relating to this Agreement for a period of at least [*****] after the termination or expiration of this Agreement.

b.	Fee Audit. Company will provide to Sprint, its internal or external auditors, inspectors, and regulators, at reasonable times and for any reasonable business purpose, access to: (i) Company Personnel; (ii) sites where Services are provided; and (iii) data and records relating to the Services, including the right to inspect and copy. If an audit discloses any error in favor of Sprint, Company will, within [*****] Business Days of the over-billing notice, reimburse Sprint for the over-billing plus interest at a rate of [*****] per month for the period of time between the date the overpayment was made and the date Company reimburses Sprint. If the audit discloses an over-billing of [*****] or more, Company will pay the entire cost of the audit in addition to the over-billed amount plus interest.

c.	Operational Audit or Security Assessment. Sprint and its authorized representatives (including its internal and external auditors) will have the right to perform an operational audit or security assessment for any reasonable business purpose which may include: (i) Company’s security, confidentiality, and privacy practices and standards; disaster recovery capabilities; and fail-over planning with respect to the Services; (ii) any Company activities that may affect the internal controls of Sprint on financial reporting; (iii) Company’s compliance with applicable laws or regulations, no more than once per quarter; and (iv) at any time Sprint reasonably believes a breach of a Privacy provision has occurred, during reasonable business hours, and upon reasonable notice. For purposes of this audit, Company grants Sprint and its representatives, access to relevant Company facilities, books, procedures, and records (other than cost information) and other information required for Sprint to determine facts related to Company’s performance. Company will provide Sprint and its representatives with this information and assistance as reasonably requested to perform the audits but the parties will arrange any assistance so it does not interfere with Company’s performance. Any third parties performing an audit under this subsection must execute a nondisclosure agreement reasonably satisfactory to Company.

d.	Optional Statement of Auditing Standards No. 70 (“SAS 70”) Report. In lieu of granting Sprint access in a fiscal period to conduct an operational audit regarding internal controls on financial reporting, Company may provide Sprint with an auditor’s report concerning Company’s activities issued under SAS 70. The SAS 70 must be: (i) a “Type II” report; (ii) prepared by a certified public accountant registered with the Public Company Accounting Oversight Board; (iii) cover the applicable time period and scope of Services provided to Sprint; (iv) the results must be sufficient to evidence a favorable assessment by Sprint of Company’s internal controls over financial reporting and Company auditors’ attestation; and (v) reasonably acceptable to Sprint. The SAS 70 report will be provided solely at Company’s expense.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

(i)	Results of Operational Audit or Security Assessment. If any operational audit, SAS 70 or security assessment reveals an inadequacy or insufficiency of Company’s security, confidentiality, privacy practices and standards, disaster recovery capabilities, or fail-over planning or ineffectiveness of internal controls, Company will promptly develop and implement a corrective action plan reasonably satisfactory to Sprint. The cost of developing and implementing this plan will be Company’s sole responsibility. Sprint may perform one or more additional follow up operational audits or security assessments to verify performance under the corrective action plan without regard to the once-per-year limitation.

e.	Sprint Security Questionnaire. Sprint may require Company to answer security questionnaires or conduct scans of servers, databases, and other network hardware.

23.	TAXES

a.	The Parties will comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Company will provide Sprint with a completed Form W-9 for federal income tax reporting purposes.

b.	All goods and services purchased by Sprint under this Agreement are being purchased for resale to Sprint Users and/or potential Sprint Users in the ordinary course of Sprint’s business. Company recognizes and will extend all applicable resale exemptions.

c.	The Parties will cooperate as to the extent reasonable and practicable to minimize or avoid, whenever legally permissible, any applicable taxes, withholdings, or other duties, levies, tariffs, and other similar charges relating to the transactions between the Parties under this Agreement or the transactions between a Party and a Sprint User.

24.	TERM OF AGREEMENT

a.	The initial term of this Agreement will commence on the Effective Date and end December 31, 2011 (the “Initial Term”). This Agreement will automatically renew for additional twelve (12) month] periods (each twelve (12) month period is referred to as an “Extension Term”) unless terminated by written notice to the other Party at least ninety (90) days prior to the expiration of the Initial Term or an Extension Term. Each Extension Term, together with the Initial Term and any Disentanglement Period (as defined in Section 26.b) is referred to as the “Term.”

25.	TERMINATION

In addition to as otherwise stated herein:

a.	Termination with cure time for Company. Sprint may terminate this Agreement immediately upon written notice to Company if Company, except for the reasons giving cause for immediate termination as set forth in Section 25.d, fails to cure a breach of its obligations under this Agreement within [*****] days of the delivery of written notice thereof.

b.	Termination with cure time for Sprint. Company may terminate this Agreement immediately upon written notice to Sprint if Sprint, except for the reasons giving cause for immediate termination as set forth in Section 25.d fails to cure a breach of its obligations under this Agreement within [*****] days of the delivery of written notice thereof.

c.	Sprint Termination For Convenience. Sprint may terminate this Agreement at any time without liability, except for undisputed payment obligations, by providing a written termination notice to Company. Unless otherwise specified in the notice, the termination is effective 30 Business Days after Sprint delivers written termination notice. Sprint will not terminate this Agreement for convenience, as provided in this Section 25 (c), within the first twelve (12) months after the Effective Date of the Agreement or December 31, 2009, whichever occurs first.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

d.	Immediate termination

i)	Bankruptcy, Cessation or Interruption of Business. Sprint may terminate this Agreement immediately, without liability, upon written notice to Company if Company: (1) ceases to do business in the normal course; (2) becomes or is declared insolvent or bankrupt; (3) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) days; (4) makes an assignment for the benefit of its creditors; or (5) elects to or otherwise dissolves. “Insolvent” means a situation where (i) Company does not meet its undisputed obligations, including judgments, to third parties as such obligations become due; (ii) Company stock is removed or delisted from a trading exchange; or (iii) Company’s long-term debt goes on a watch or warning list.

ii)	Change in Control. Sprint may terminate this Agreement immediately upon written notice to Company if: (i) Company is or has been the subject of a change in control transaction where more than fifty percent (50%) of Company’s voting securities are transferred or Company sells or transfers all or substantially all of its assets. (ii) shares representing twenty percent (20%) or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company and such acquiring entity upon a determination by Sprint[*****] poses a competitive threat to Sprint or its subsidiaries and affiliated entities; or (iii) Company is merged with or into another entity to form a new entity and upon a determination by Sprint[*****] such entity poses a competitive threat to Sprint or its subsidiaries and affiliated entities.

iii)	Miscellaneous. Sprint may terminate this Agreement immediately upon written notice to Company if Company:

(1)	Materially discontinues support for [*****];

(2)	Fails to materially comply with its obligations with respect to confidentiality and/or user data and privacy stated in the Agreement;

(3)	Utilizes any Sprint intellectual property, excluding any inadvertent incorrect presentation of a trademark or service mark, without Sprint’s prior written consent or in an unauthorized manner; or

(4)	Engages in conduct, which degrades or misrepresents the Sprint trade name or service in any way.

e.	Effect of Termination. Following any termination or expiration of this Agreement, the Parties will cooperate to ensure that Sprint Users have the ability to continue to access, in accordance with the terms of this Agreement, previously purchased Applications for a period of time that is equal to the license period granted by Company to Sprint Users (for the avoidance of doubt, such license period for monthly subscribers would be one month or billing cycle). Upon termination or expiration of this Agreement, Company will reasonably cooperate in the orderly Disentanglement Period of Services being terminated or the transition of Applications and Services to another service provider. Sprint may require Company to provide a transition period for Services not to exceed [*****], unless the parties agree to a longer time period. If Sprint initially designates a transition period of less than [*****], it may subsequently extend the transition period up to the maximum period of [*****] with [*****] notice to Company. Sprint may terminate the transition period with [*****] notice to Company. During the transition period, the parties will continue to be bound by and perform in accordance with this Agreement. The terms and conditions of this subsection will apply upon termination or expiration of the Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

26.	RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION

a.	Upon the termination or expiration of this Agreement, Company will immediately (i) eliminate any mention of a relationship between Sprint and Company in all sales, marketing and/or other literature or other materials, including electronic media; (ii) cease the use of any Sprint Trademarks (as defined in Section 21 above); and (iii) return to Sprint, destroy or permanently erase without retaining copies thereof, all Sprint Information (as defined in Section 31) Sections 8, 20, 21, 26, 27, 28, 29, 30, 31, 34, 37 and 38, and any other Sections which by their nature refer to obligations of a Party applicable beyond the Term will survive this Agreement. Both Parties will continue to perform their obligations under this Agreement during any notice period prior to the actual termination of this Agreement.

b.	Disentanglement Period. Upon the termination or expiration of this Agreement, Sprint may elect, upon written notice prior to such termination or expiration, that the Parties continue to be bound by and perform their respective obligations under the Agreement, for the purpose of disentangling the business relationship between the Parties, for up to a cumulative maximum period of [*****] months in accordance with the applicable license term previously granted by Company to Sprint Users (“Disentanglement Period”). For the avoidance of doubt, such license term for monthly subscribers will be one (1) month. If Sprint initially designates a Disentanglement Period of less than [*****] months, it may subsequently extend such period upon [*****] days prior written notice to Company, up to a maximum cumulative period of [*****] months. Sprint may terminate the Disentanglement Period with [*****] days prior written notice to Company. In the event the Sprint User license extends beyond [*****], the Disentanglement Period shall extend until all Sprint User licenses of the Applications have expired following such termination or expiration of the Agreement for the purpose of disentangling the business relationship between the Parties.

27.	REPRESENTATIONS AND WARRANTIES

a.	By Sprint. Sprint represents and warrants that Sprint has the full power and the right to enter into this Agreement and to accept and grant the rights and licenses contemplated by this Agreement, without the need for any consents, approvals or immunities not yet obtained and without any conflict with, breach of or default under its articles of incorporation, bylaws or other charter documents by which it is bound.

b.	By Company. Company represents and warrants to Sprint that:

1.	General Warranties

a.	Services. Services will be provided in a timely, professional, and workmanlike manner.

b.	Company Personnel. Company Personnel will have the requisite experience, skills, knowledge, training and education to perform Services in accordance with this Agreement and Orders. Company will verify all information provided by Company to Sprint regarding Company Personnel is truthful and accurate.

c.	Deliverables. For a period of [*****] after acceptance of Deliverables by Sprint: (i) Deliverables will be free from defects in design, materials, and workmanship; (ii) Deliverables will conform to the Order and the Specifications; and (iii) Deliverables, if used in combination with other software, hardware, or firmware as provided in any applicable user guides or product specifications or use within the Application authorized by Sprint, will properly interoperate with such software, hardware, or firmware.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

2.	Disabling Device Warranty. All Deliverables that constitute Software, hardware, or firmware will be free from any Disabling Device.

3.	Malicious Technology. Deliverables will not: (i) contain any Malicious Technology; (ii) contain any files or features that will disable or destroy any functionality of the Deliverables; (iii) monitor use of the Deliverables by Sprint; (iv) replicate, transmit or activate itself without control of a person operating the computing equipment on which it resides; or (v) alter, damage or erase any data or computer programs without control of a person operating the computing equipment on which it resides. If Company is in breach of this subsection, [*****] period will apply. Sprint reserves the right to pursue any available civil or criminal action against Company for violation of this provision. Company will not install, use or execute any software on any Sprint CPU without the written approval of Sprint. Company acknowledges that it does not have any right to electronically repossess or use any self-help related to the Deliverables. “Malicious Technology” means any software, electronic, mechanical or other means, device or function, e.g. (key, node, lock, time-out, “back door,” trapdoor,” “booby trap,” “drop dead device,” “data scrambling device,” “Trojan Horse”) that would allow Company or a third party to: (x) monitor or gain unauthorized access to any Sprint system; (y) use any electronic self-help mechanism; or (z) restrict, disable, limit or impair the performance of a Sprint system.

4.	Intellectual Property Warranty. With the exception of any indemnity claim submitted by Sprint to Company, to the knowledge of Company’s legal department as of the Effective Date of this Agreement, the Deliverables and Services provided by Company under this Agreement, and Sprint’s exercise of any intellectual property rights granted under this Agreement will not infringe or otherwise violate any intellectual property rights.

5.	Documentation Warranty. Company will maintain and update all Documentation in a form that allows Sprint personnel with industry skills and experience to fully utilize the Deliverables.

6.	Title Warranty. Company has and will have clean, marketable and unencumbered title to all Deliverables.

7.	Public Software Warranty. Deliverables will not contain any software that refers to, or is based upon, a license from GNU Public License, the Free Software Foundation, or similar public license.

8.	Compliance with Laws; Permits; Rules. Company will comply with all applicable laws and regulations as well as credit card association and National Automated Clearing House Association (NACHA) rules, when applicable. Company will obtain and maintain at its own expense all approvals, permissions, permits, licenses, and other forms of documentation required by Company for performance under this Agreement. Sprint reserves the right to request and review all Company applications, permits, and licenses.

9.	Certification of Legal Status. Company will verify the legal status of Company Personnel to work in the United States. Company warrants that Company Personnel performing Services under this Agreement are authorized to work in the United States (“Compliance with Legal Status”). At the request of Sprint, Company will audit its Compliance with Legal Status and deliver to Sprint written certification, within fifteen (15) Business Days after Sprint’s written request, that Company Personnel working in the United States are legally authorized to do so.

10.	Use of Subcontractors. Company will not use Subcontractors without the prior written consent of Sprint. Company will remain fully liable for the work performed and for the acts or omissions of any Subcontractor. Company will require any Subcontractor to comply with the applicable terms of this Agreement and Orders.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

28.	NO OTHER WARRANTY

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT [*****], THE FOREGOING WARRANTIES ARE THE ONLY WARRANTIES GIVEN BY EITHER PARTY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED BY STATUTE OR OTHERWISE, ARE SPECIFICALLY EXCLUDED BY THE PARTIES, INCLUDING WITHOUT LIMITATION, NON-INFRINGEMENT, [*****], IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

29.	LIMITATION OF LIABILITY. EXCEPT FOR LIABILITIES ARISING FROM (I) A PARTY’S PERFORMANCE OF ITS OBLIGATIONS UNDER SECTION 20; (II) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 30; OR (III) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 31, A PARTY’S DIRECT DAMAGES WILL NOT EXCEED [*****]. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST PROFITS, WHETHER OR NOT ANY SUCH DAMAGES ARE WITHIN A PARTY’S CONTROL OR DUE TO NEGLIGENCE OR OTHER FAULT ON THE PART OF SUCH PARTY, ITS AGENTS, AFFILIATES, EMPLOYEES OR OTHER REPRESENTATIVES.

30.	INDEMNIFICATION

a.	Indemnification Obligations.

i)	Sprint. Sprint will indemnify, defend and hold harmless Company, its affiliates and subsidiaries, and their respective officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) from and against any and all claims, costs, expenses, losses, damages, liabilities or judgments (including, but not limited to, reasonable attorneys’ fees and legal expenses) (collectively “Damages”) arising out of a claim by a third party against a Company Indemnitee: (a) to the extent resulting from or alleged to have resulted from any breach or claimed breach of Sprint’s representations and warranties under this Agreement; (b) alleging that the Sprint Marks infringe any intellectual property right or violate any trade secret right of any third party; (c) resulting from Company's Indemnities' authorized possession, use, distribution or sale of any Sprint Owned Property; or (d) resulting from any Sprint's Indemnity's unauthorized modifications, alterations or use pursuant to the terms of the licensed Applications provided by Company to the extent the claim of infringement would not have occurred but for such alteration, modification or use. The foregoing indemnity will be in addition to, and not in lieu of, all other legal rights and remedies that Company may have.

ii)

Company. Company will indemnify, defend and hold harmless Sprint, its affiliates and subsidiaries, and their respective officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) from and against any and all claims, costs, expenses, losses, damages, liabilities or judgments (including, but not limited to, reasonable attorneys' fees and legal expenses) of any kind attributable to any use, distribution, sale, marketing or license of any Application, including but not limited to those associated with or arising from: (1) any breach or claimed breach of the above Company representations and warranties; (2) damage to the Systems and/or Sprint’s products and services, including, but not limited to the Devices, or any portion thereof, resulting from use of the Applications; (3) warranty or Sprint User support services performed by Sprint with respect to the Applications, the Systems and/or Sprint’s products and services (including, but not limited to the Devices) resulting from use of the Applications; (4) recalling defective Applications; (5) any claim or action brought against an Indemnified Party alleging that an Application or any portion thereof (a) infringes, misappropriates or violates in any manner any U.S. patent(s), patents issued by any other country included in the Territory, any other intellectual property right, consumer protection right, right of publicity, right of privacy, moral right, or any other proprietary right of a third party; or (b)

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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is in violation of regulation or law, or other common law or statutory rights. (6) performance of Company’s obligations under Section 20 of this Agreement and (7) Company act or omission under or related to this Agreement. The foregoing indemnity will be in addition to, and not in lieu of, all other legal rights and remedies that Sprint may have.

If the Application becomes, or in Company’s opinion, is likely to become the subject of an infringement claim, Company may, at its option and expense, either (i) procure for Sprint the right to continue exercising the rights licensed to Sprint in this Agreement; (ii) replace or modify the Application so that it is non-infringing and provides substantially equivalent performance; or (iii) if neither option (i) nor (ii) is commercially feasible, refund the amount paid by Sprint to Company in the twelve (12) months immediately preceding the date the infringement claim is brought to Company’s attention, in which case this Agreement may terminate, at Sprint’s option and Section 25 d) may apply.

Company’s obligations under this Section 30 ii) are subject to subsection b (Procedures) below, including, Sprint will: (i) provide Company with prompt written notice of such action; (ii) give Company sole control of the defense thereof and any related settlement; and (iii) cooperate fully with Company’s reasonable requests, at Company’s expense, in such defense.

The foregoing notwithstanding, Company will have no obligation or liability under this Section for any infringement claim to the extent such claim arises from or is caused by (i) any unauthorized use, reproduction or distribution of the Application by Sprint or any of its Affiliates, or any User; (ii) any use of the Application in combination with other products, equipment, software, or data not supplied or authorized by Company either expressly or implied when used in a commercially reasonable manner as reasonably intended by the Parties, provided that there would have been no infringement but for such combination; (iii) any unauthorized modification of the Application by Sprint or its Affiliates, provided that there would have been no infringement but for such unauthorized modification; or (iv) any use, reproduction or distribution of any release of the Application other than the most current release made available to Sprint by Company at no additional expense whatsoever.

b.	Procedures. Upon becoming aware of any circumstance subject to indemnification under this Agreement ("Claim"), the party entitled to indemnification herein (“Indemnified Party”) must give prompt written notice ("Indemnification Notice") of the Claim to the other party (“Indemnifying Party”).

i).	Within [*****] days of receiving the Indemnification Notice, but in no event later than [*****] days before the date on which a response is due in connection with the Claim, the Indemnifying Party will notify the Indemnified Party, in writing, whether the Indemnifying Party acknowledges its indemnification obligations and elects to assume control of the defense and settlement of the entire Claim (“Election Notice”).

ii).	If the Indemnifying Party delivers the Election Notice within the required time period, then the Indemnifying Party will immediately take control of the defense and investigation of the Claim and engage counsel reasonably satisfactory to the Indemnified Party to settle and defend the Claim, at the Indemnifying Party’s expense. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into a settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior written consent.

iii).

If the Indemnifying Party fails to: (i) deliver a timely Election Notice; (ii) immediately take control of the defense and investigation of the Claim; (iii) engage counsel reasonably satisfactory to the Indemnified Party to handle and defend the Claim; or (iv) proceed in good faith with the prompt resolution of the Claim, then the Indemnified Party with prior written notice to the Indemnifying

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Party, and without waiving any rights to indemnification, will have the right to defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party promptly on demand for all Damages incurred by the Indemnified Party in defending and settling the Claim.

iv).	Failure of the Indemnified Party to promptly notify in writing the Indemnifying Party will not relieve the Indemnifying Party of any liability that the Indemnifying Party might have, except to the extent that such failure prejudices the Indemnifying Parties ability to defend such claim.”

31.	CONFIDENTIALITY

(a) Restrictions. Each Party will protect Confidential Information it receives, or has access to, that was disclosed by another Party from unauthorized dissemination and use with at least the same degree of care that such receiving Party uses to protect its own information of a similar nature, but in any event no less than a reasonable degree of care. No Party will use another’s Confidential Information for purposes other than as reasonably necessary to enforce, exercise or perform a right or obligation under this Agreement. Except as otherwise provided in this Agreement, no Party will disclose Confidential Information to anyone not a Party to this Agreement without the prior written consent of the Party who initially disclosed such Confidential Information. Additionally, each Party agrees that it will not modify, reverse engineer, decompile, create other works from or disassemble any software programs or other technology constituting or contained in the Confidential Information of another Party.

(b) Definition and Exclusions.

(i) “Confidential Information” means product documentation, software, specifications, Test Results, Intellectual Property, Intellectual Property Rights, and any business, technical, marketing, and financial or other non-public information disclosed by a Party hereunder that is designated by that Party as confidential, either orally or in writing, or which, under the circumstances, should reasonably be understood to be confidential.

(ii) Sprint may disclose Confidential Information to Sprint Affiliates, without the consent of Company.

(iii) The restrictions on disclosure and use of Confidential Information will not apply with respect to any Confidential Information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no action or failure to act of the Party charged with protecting such information hereunder in violation of these confidentiality terms; (ii) is independently developed or learned by the Party charged with protecting such information, without the use of the Confidential Information of the other Party; or (iii) is lawfully obtained from someone that is not a Party hereto that has the right to make such disclosure and allow such use without restriction. In addition, a Party may use or disclose the Confidential Information of the other Party to the extent legally compelled to disclose such Confidential Information; provided, however, that prior to any such compelled disclosure, to the extent possible and to the extent allowed by law, the Party charged with protecting such information will provide the Party owning such Confidential Information with advance notice of the disclosure request, cooperate fully with the other Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of Confidential Information. Any Party may disclose the terms and conditions of this Agreement: (x) as required by the applicable laws, including, without limitation, requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder; (y) in confidence, to legal counsel and accountants under a duty of confidentiality, and (z) in connection with the enforcement of this Agreement or any rights hereunder; provided, however, that prior to any such disclosure, to the extent possible, the Party charged with protecting such information will cooperate fully with the other Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of Confidential Information.

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32.	PUBLIC DISCLOSURE

Neither Party will issue a press release or public statement or make any public disclosure of the existence, contents or terms of this Agreement without the prior written consent of the other Party, or as may be specified in an Exhibit to this Agreement. Such consent must include approval of both the text and publication date of the intended press release, public statement or public disclosure. In addition, Company will not disclose the terms of this Agreement to any third party.

33.	SPRINT AFFILIATES

a.	Sprint Affiliates. All references in this Agreement to Sprint apply equally to all Sprint Affiliates. “Sprint Affiliate” means: (a) any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Sprint; (b) any entity that has entered into an agreement to construct, manage and maintain the Sprint wireless network in a defined geographical territory, and/or an agreement to sell wireless communications products or services under the “Sprint” brand name or any other brand name(s); or (c) any entity to which Sprint is required by law or contract to provide wireless communications products or services involving the Company services. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used in this definition, means the possession, directly or indirectly, of (d) thirty three percent (33%) or more of the equity of such entity, (e) ownership of thirty three percent (33%) or more of the voting power of the voting equity of such entity, or (f) the ability or power, whether exclusive or shared, to otherwise direct the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

34.	ESCROW AGREEMENT.

a. Establishment of Escrow. Upon Sprint's written request, Company will, within fifteen (15) Business Days, provide all applicable source and object code under this Agreement with the escrow agent and pursuant to the terms of the Escrow Agreement (“Escrow Agreement”) in the form set forth in Exhibit L.

The Escrow Agreement will cause Sprint to be a “Licensee” beneficiary thereof at all times during the Term. Company will update the materials in such escrow account to include any updates, upgrades, new releases and new versions of the Company Application(s).

b. Release Event. A “Release Event” will be deemed to occur in the event: Of the institution by or against Company of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Company’s debts, provided, with respect to involuntary proceedings, that such proceedings are not dismissed within sixty (60) days; Company makes an assignment for the benefit of its creditors; or Company dissolves, liquidates or ceases to do business in the ordinary course.

c. Procedures. Upon the occurrence of a Release Event, Sprint will notify the escrow agent. The escrowed materials will be released for use by Sprint, subject to the terms and conditions hereof and the terms of the Escrow Agreement, only after written notice from the escrow agent to Company and Company’s failure to declare in writing to the escrow agent as provided for in the Escrow Agreement that no Release Event has occurred.

d. License. In the event that Sprint legally obtains access to the source code after a Release Event, Sprint will hold such source code in trust and strict confidence. Sprint may not disclose such source code to any third party without the express prior written consent of Company (if Company exists as a legal entity) or its successor in interest. Conditioned upon the occurrence of a Release Event and the uncontested release of the source code to Sprint, Company hereby grants Sprint and if approved in writing, a third party to whom Sprint outsources its information technology needs, a limited, personal, non-exclusive, non-assignable license to use the source code solely for the remainder of the Term, and solely to fix defects in the Application(s). Company retains all rights to the source code not expressly granted herein or this Agreement.

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e. Termination of Escrow by Escrow Agent. In the event that the escrow agent terminates the Escrow Agreement, Company will execute another escrow agreement with another escrow agent prior to termination of the Escrow Agreement. Company will instruct the terminating escrow agent to transfer all deposit materials to the new escrow agent prior to termination of the Escrow Agreement.

35.	CONTENT STANDARDS

The Applications and marketing materials will not: (a) facilitate or promote illegal activity, or contain content that is illegal; (b) contain content that is defamatory, obscene, distasteful, racially or ethnically offensive, harassing, or that is discriminatory based upon race, gender, color, creed, age, sexual orientation, or disability; (c) contain sexually suggestive or explicit content; (d) infringe upon or violate any right of any third party; or (e) disparage, defame, or discredit Sprint or any Sprint Affiliate, or contain content that is derogatory, detrimental, or reflects unfavorably on the name or business reputation of Sprint or any Sprint Affiliate. Subsections (a) through (e) above are collectively referred to as the “Content Standards.” If at any time Sprint determines that Company has violated any of the Content Standards, Sprint may temporarily suspend [*****]. Sprint will notify Company of the suspension in writing or via e-mail and Company must cure the violation within five (5) Business Days (the “Cure Period”) after this notification by removing the portion of the Company’s services that violate the Content Standards. If Company reasonably disputes Sprint’s determination of a Content Standards violation, the parties will confer in good faith and attempt to resolve the dispute during the Cure Period, but in all cases Sprint will make the final determination. Sprint may continue the suspension of this Agreement during the Cure Period. If Company fails to cure the Content Standards violation within the Cure Period, Sprint may, without further notice, [*****] this Agreement.

Company will promptly notify Sprint if it: (a) receives a complaint from a User that involves any of the prohibitions in the Content Standards; or (b) otherwise becomes aware of an alleged Content Standards violation. Company will not, and will not assist any third party to, make fraudulent charges for Company’s Applications and services, mislead Users, or misrepresent the nature of Company’s Applications and services to Users. Sprint reserves the right to suspend [*****] this Agreement if Sprint determines that any of Companies activities related to this Agreement are fraudulent, misleading to Users, or being misrepresented to Users.

36.	INFORMATION SECURITY

a.	At Sprint’s reasonable request, Company will promptly cooperate with Sprint to develop a security plan to protect Sprint’s Confidential Information from failures or attacks, which plan will include prioritization of recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities. On a periodic basis, but in no event more than twice in any 12-month period, Sprint may, upon written notice of ten (10) Business Days, perform a vulnerability assessment to determine Company’s compliance with the security plan. In addition, if Sprint has a reasonable basis to believe that Company has breached or is likely to breach commercially reasonable security standards, Sprint may, upon written notice of five (5) Business Days, perform a vulnerability assessment. As part of Sprint’s assessment of Company’s internal control structure, Company may be requested, without limitation, to answer security questionnaires or conduct scans of servers, databases and other network hardware. Company will promptly inform Sprint of any known or suspected compromises of User Data or Sprint Confidential Information.

b.	If Company fails to meet the obligations in this Section, Sprint will notify Company of this failure as provided in this Agreement. Company will have thirty (30) days, unless otherwise agreed to in a written order, from receiving that notice to correct the cause for such failure. If Company has failed to remedy its failure within said thirty (30) day period, Sprint has the right to [*****].

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

c.	In the event that Company uses Third Party Servers, Company will require its hosting vendor to meet commercially reasonable security standards and otherwise comply with this Section 36.

d.	IT and Security Policies. Company will, and will cause Company Personnel to comply with all published Sprint information technology, security, facilities and engineering policies, as amended from time to time, including, without limitation, the Sprint Vendor/Partner Security and the IT Architecture and Planning Consultant Policy (collectively “IT and Security Policies”) within thirty (30) days of receipt of policy documents from Sprint. If Company or Company Personnel violates any IT and Security Policies, Company will: (i) cure the violation to the satisfaction of Sprint at no additional charge and remediate any impact as directed by Sprint; (ii) immediately remove any Company Personnel who violate any IT and Security Policies from performing Services; and (iii) and will replace removed Company Personnel within 24 hours and in accordance with this Agreement. If Company has not cured the violation within 24 hours or remediated the violation to the satisfaction of Sprint, Sprint may, at its option, and without limiting any other remedy, terminate the affected Order or withhold payment until the violation is cured or remediation is made. Sprint could incur substantial costs for Company’s non-compliance with the IT and Security Policies. Accordingly, Company will reimburse Sprint for any direct costs incurred by Sprint as a result of Company’s non-compliance. Investigations Company will make Company Personnel reasonably available to Sprint for the purpose of Sprint promptly investigating the conduct or performance of Company or Company’s Personnel under or related to this Agreement and must provide information relevant to the investigation as reasonably requested.

37.	PROPRIETARY PROGRAMS

If Sprint provides Company with any Sprint Property and/or Sprint Owned Property and/or proprietary programs, Company agrees not to copy, distribute, modify, adapt, translate, de-compile, reverse engineer or otherwise create any derivative works from the Proprietary Programs. The proprietary programs may only be used by Company to technically permit functionalities required under this Agreement. Company must hold the Proprietary Programs confidential under the terms of Section 31.

“Sprint Property means all tangible and intangible items or information that Company receives from Sprint or from a third party on behalf of Sprint, or that is paid for, in whole or in part, by Sprint, is the property of Sprint ("Sprint-Owned Property"). Company must return all Sprint-Owned Property to Sprint upon Sprint's request, or upon the termination or expiration of this Agreement, whichever is earlier. Company is responsible and must account for all Sprint-Owned Property, and bears the risk of loss or disclosure while the property is in Company's possession. Sprint-Owned Property may only be used in connection with Companies' performance of its obligations under this Agreement.

Other Developed Material. No joint development of Applications or programs or other intellectual property is contemplated by the parties. If the parties desire to jointly develop products or services, they will enter into a Joint Development Agreement that specifies the respective ownership rights in the resulting intellectual property. In the absence of such an agreement, that which Sprint develops will remain Sprint's intellectual property and that which Company develops will remain Company's intellectual property

38.	MISCELLANEOUS

a.	Interpretation and Construction. The captions contained herein are for the convenience of the Parties and will not be construed to amend or modify any of the provisions in the Agreement. The

CONFIDENTIAL TREATMENT

language in all parts of this Agreement will in all cases be construed in accordance to its fair meaning as if prepared by all Parties and not strictly for or against either of the Parties. In the event of a conflict between the Agreement and its Exhibits, the Agreement will govern.

b.	Waiver and Severability. The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving party. If any provision of this Agreement is held unenforceable, the remaining provisions will remain in effect and the parties will negotiate in good faith a replacement provision that is substantively comparable.

c.	Assignment. This Agreement will not be assignable by Company without the prior written consent of Sprint. This Agreement will be freely assignable by Sprint.

d.	Insurance.

1.	Minimum Insurance Coverage. Company will obtain and maintain during the term of this Agreement the following minimum insurance coverage:

1.1. Commercial general liability, including bodily injury, property damage, personal and advertising injury liability, and contractual liability covering operations, independent contractor and products/completed operations hazards, with limits of not less than one million dollars ($1,000,000) combined single limit per occurrence and two million dollars ($2,000,000) annual aggregate, naming Sprint, its officers, directors and employees as additional insureds;

1.2. Workers’ compensation as provided for under any workers’ compensation or similar law in the jurisdiction where work is performed with an employer’s liability limit of not less than five hundred thousand dollars ($500,000) for bodily injury by accident or disease;

1.3. Business auto liability covering ownership, maintenance or use of all owned, hired and non-owned autos with limits of not less than one million dollars ($1,000,000) combined single limit per accident for bodily injury and property damage liability, naming Sprint, its officers, directors and employees as additional insureds;

1.4. Umbrella/excess liability with limits of not less than five million dollars ($5,000,000) combined single limit per occurrence and annual aggregate in excess of the commercial general liability, business auto liability and employer’s liability, naming Sprint, its officers, directors and employees as additional insureds; and

1.5. “All Risk” property insurance covering not less than the full replacement cost of Company’s [and subcontractor’s, if any] personal property, with a waiver of subrogation in favor of Sprint as it is agreed that Sprint will not be held liable for loss or damage to any such property from any cause whatsoever. Sprint will be named as a loss payee as its interest may appear.

2. Certificates of Insurance. Company will obtain and maintain the required coverage with insurers with A.M. Best ratings of not less than A-, VII and are licensed to do business in all jurisdictions where work is performed under this Agreement. Company will provide Sprint a certificate of insurance, (ACORD Form 25S or equivalent), evidencing that all the required coverages are in force and provide that no policy will be canceled without first giving Sprint prior written notice of thirty (30) days. All policies will be primary to any insurance or self-insurance Sprint may maintain for acts or omissions of Company or anyone for whom Company is responsible. Upon request, Company will include copies of relevant endorsements or policy provisions with the required certificate of insurance. At the request of Sprint, Company will provide a certified copy of each insurance policy required under this Agreement, provided that Sprint has been named as an additional insured on such policy and there has been an occurrence for which such policy provides coverage.

3. Subcontractor Insurance Requirements. If Company utilizes subcontractors in performance of this Agreement, the subcontractors must meet the same insurance requirements as

CONFIDENTIAL TREATMENT

the Company. If a subcontractor does not meet the coverage requirements of this Section, subcontractor must either supplement the deficient areas of coverage or Company must certify that Company has acquired sufficient coverage to supplement any deficiency of subcontractor.

e.	Legal Representation. Each of the Parties expressly acknowledges and agrees that it has consulted with and utilized separate counsel in connection with this Agreement.

f.	Notices. Unless otherwise provided for in this Agreement, all notices and other communications provided for or permitted under the Agreement will be in writing and will be made by hand delivery, telex, telecopier, or reliable overnight courier addressed as follows:

If to Company to:	If to Sprint to:
TeleNav, Inc.	Sprint United Management Corporation
1130 Kifer Road	6200 Sprint Parkway
Sunnyvale, CA, 94086	Overland Park, Ks. 66251-6117
Attn: General Counsel	Attn: Kevin Packingham

And with a copy to:
Sprint Law Department
Attn: Director, Commercial Law Group
KSOPHT0101-Z4100
6391 Sprint Parkway
Overland Park, KS 66251-4100
Fax No. [*****]
[*****]

All such notices and communications will be deemed to have been duly given when delivered by hand, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied, or the next Business Day if by overnight courier.

g.	Governing Law. This Agreement will be governed by and interpreted in accordance with the internal substantive laws of the State of Delaware. The Parties agree that the Uniform Computer Information Transaction Act (UCITA), or any version of UCITA adopted by any state, including Delaware, will not govern or be used to interpret this Agreement. The United Nations Convention on Contracts for the International Sale of Goods (CISG) does not apply to this Agreement.

h.	Dispute Resolution.

1.	Procedure. The Parties will make good faith efforts to resolve any disputes under this Agreement before pursuing litigation. All negotiations under this Section are confidential and will be treated as compromise and settlement negotiations for purposes of evidentiary rules. During the pendency of any dispute, Company will continue performance as required by this Agreement and any applicable Order, unless Sprint agrees otherwise in writing or terminates this Agreement. Neither Party will be obligated to adhere to the obligations in this Section when seeking injunctive relief.

2.	Delays, Defaults and Assumptions

a.

Notification and Requirements. In the event of any Delay (as defined below), Company will, as soon as practicable after the occurrence of the Delay, notify Sprint in writing. The notice will include specific details of the Delay, including, without limitation, the estimated impact on the applicable timetable under the Agreement and the estimated amount, if any, of additional Services required. If Sprint disputes any of the matters set forth in Company’s notice, the matter will be resolved through the dispute resolution process of this Agreement.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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If Sprint does not cure the Delay and it directly causes an increase of at least five (5) business days to complete the Services set forth in the applicable Order or otherwise directly causes a failure by Company to comply with the requirements of an Order, Company will be granted an extension of the project schedule for a period not longer than the length of the corresponding Delay, but only to the extent set forth in (i) Company’s notice, if Sprint does not dispute the notice, or (ii) in a written agreement resulting from the dispute resolution process and solely with respect to the matters described in the notice. Company will not be entitled to any relief with respect to any Delay other than in compliance with the timely notice and other requirements of this Section. “Delay” means a delay in a project schedule or the failure of any assumption stated in an Order that (i) Company reasonably believes Sprint caused by an act or omission, and (ii) directly causes a material delay in Company’s performance.

b.	Approvals. Failure by Sprint to give acceptance of Deliverables under this Agreement will not constitute a Delay if and to the extent that the Deliverable did not meet the requirements of this Agreement.

3.	Forum Selection. The Parties agree that all actions and proceedings arising out of or related to this Agreement, except as necessary to enforce indemnity or defense obligations, will be brought only in a state court located in Johnson County, Kansas or in the United States District Court for the District of Kansas, located in Kansas City, Kansas. Each Party agrees to personal jurisdiction in either court.

4.	Jury Trial Waiver. Each Party waives its right to a jury trial in any court action arising among the Parties under this Agreement or otherwise related to this Agreement, whether made by claim, counterclaim, third party claim, or otherwise.

a.	If the jury waiver is held to be unenforceable, the Parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, laws, or regulations. The arbitration will be conducted in accordance with the arbitration rules promulgated under the CPR Institute for Dispute Resolution’s (“CPR”) Rules for Non-Administered Arbitration of Business Disputes then prevailing. To the extent that the provisions of this Agreement and the prevailing rules of CPR conflict, the provisions of this Agreement will govern. The arbitrator(s) will be required to furnish, promptly upon conclusion of the arbitration, a written decision, setting out the reasons for the decision. The arbitration decision will be final and binding on the Parties, and the decision may be enforced by either Party in any court of competent jurisdiction. Each Party will bear its own expenses and an equal share of the expenses of the third arbitrator and the fees, if any, of the CPR.

b.	The agreement of each Party to waive its right to a jury trial will be binding on its successors and assignees.

5.	Legal Fees. The prevailing Party in any arbitration or lawsuit will be entitled to reasonable legal fees and costs, including reasonable expert fees and costs. If the prevailing Party rejected a written settlement offer that exceeds its recovery, the offering Party will be entitled to its reasonable legal fees and costs.

a.	Unenforceable Terms. If any provision of this Agreement is illegal or unenforceable, its invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision. If any provision of this Agreement does not comply with any law, ordinance or regulation, such provision, to the extent possible, will be interpreted in such a manner to comply with such law, ordinance or regulation, or if such interpretation is not possible, it will be deemed to satisfy the minimum requirements thereof.

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b.	Headings. The headings of the Sections of this Agreement are for convenience and will not be used to interpret this Agreement.

c.	Binding Effect. This Agreement will bind and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

d.	Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and which together will be deemed the same Agreement.

e.	Independent Contractor. For the avoidance of doubt, Company performs this Agreement as an independent contractor, not as an employee of Sprint. Nothing in this Agreement is intended to construe the existence of a partnership, joint venture, or agency relationship between Company and Sprint.

f.	Expenses. Each Party will be responsible for and will pay all expenses it incurs in connection with the planning, negotiation, and consummation of this Agreement.

g.	Survival. The Parties’ obligations and rights under the following Sections and subsections will survive expiration or termination of this Agreement for any reason: Payments, Affiliate Transactions, Effects of Termination, Warranties and Remedies, Confidential Information, Privacy, Developed and Sprint-Owned Property, Indemnification, Limitation of Liability, Audits, Dispute Resolution, Governing Law, and Marks. Expiration of the Agreement will not affect the Parties’ obligations and rights under any existing Orders, and the provisions of the Agreement will continue in full force and effect until Services or Deliverables under all Orders are completed.

h.	Construction. This Agreement will not be construed against either Party due to authorship. Except for indemnification rights and obligations, nothing in this Agreement gives anyone, other than the Parties and any permitted assignees, any rights or remedies under this Agreement.

i.	Time of essence. Time is of the essence in the performance of Company’s obligations under this Agreement and any Order.

j.	Ethical Business Practices. Company agrees to conduct business with Sprint in an ethical manner that is consistent with the Sprint Nextel Code of Conduct for Consultants, Contractors and Company’s (“Company Code of Conduct”) (available at www.sprint.com/governance). Company agrees to use commercially reasonable efforts to advise Company Personnel that they are encouraged to report inappropriate conduct involving or affecting Sprint or Sprint employees to Sprint Ethics Helpline as described in the Company Code of Conduct. Company will promptly disclose the nature and scope of any violation of the Company Code of Conduct during the Term that involves Sprint or involves Company Personnel engaged with Sprint, except in the event that this disclosure would violate any applicable law or regulation.

k.	Federal Acquisition Regulations; Executive Order 11246

(i)	Sprint is an equal opportunity employer and a federal contractor. Company will, to the extent applicable, comply with federal acquisition regulations, including without limitation requirements related to equal opportunity and affirmative action for Vietnam era veterans, and Executive Order 11246. The Executive Order and these laws are expressly included in the reference to “applicable laws” in subsection 6.8.

(ii)

In accordance with the Department of Justice (DOJ) Information Technology (IT) security policies set forth in DOJ Order 2640.2D dated July 12, 2001, Company will ensure that no foreign nationals perform any Services under this Agreement or any Order that involves direct or indirect access to, or development, operation, management

CONFIDENTIAL TREATMENT

or maintenance of DOJ IT systems. DOJ IT systems include, without limitation, information technology systems, hardware, and media that store, process or transmit classified and unclassified information as well as operating systems of Federal agencies that interface with the DOJ IT systems. A foreign national is anyone who is not a U.S. citizen, including lawful permanent resident aliens. Sprint will notify Company in writing of Company’s obligations and the Order to which the law applies.

l.	Diversity in Subcontracting. Before the Effective Date, Company must register at the following Sprint website: www.sprint.com/supplierregistration. If Company expects to receive five hundred and fifty-five thousand dollars ($550,000) or more from Sprint under this Agreement, Company must comply with the terms and conditions of Exhibit H. Sprint may provide Company with written notice that Exhibit H does not apply if Sprint determines: (i) the Agreement will be used solely for non-governmental purchases, (ii) the Agreement does not offer further subcontracting opportunities, or (iii) Company is a “small business concern” as defined by the Federal Acquisition Regulations. Sprint may terminate this Agreement for cause if Company fails to make a good faith effort to comply with Exhibit H.

m.	Entire Agreement; Modifications; and Order of Precedence. This Agreement, the Exhibits, Orders, and all documents expressly referred to in this Agreement, constitute the Parties’ complete agreement with respect to the subject matter of this Agreement and supersedes all prior proposals, understandings, and agreements, whether oral or written, between the Parties, including but not limited to any non-disclosure agreements previously entered into between the Parties. This Agreement and any attachment or Order may not be amended or modified except in writing, signed by an authorized representative of each Party. In case of any conflict, the order of precedence of the documents constituting this Agreement is as follows: (i) Agreement; (ii) the Exhibits; (iii) the Orders, except preprinted terms and conditions appearing in any purchase order will have no force and effect; and (iv) all documents expressly referred to in this Agreement that are not an Exhibit or Order. Any terms on Company’s web site, product schedule or other ordering document, or contained in any “shrink-wrap” or “click-wrap” agreement, will have no force or effect if the provision conflicts with the terms of this Agreement, the Exhibits, or Orders.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative.

Sprint United Management Company		TeleNav, Inc.

By: (signature)	/s/ Eugene Agee	By: (signature)	/s/ Douglas S. Miller

Name:	Eugene Agee	Name:	Douglas S. Miller

Title:	VP Supply Chain Mgmt	Title:	CFO

Date:	Feb 6, 2009	Date:	February 4, 2009

CONFIDENTIAL TREATMENT

EXHIBIT A

DESCRIPTION OF THE APPLICATION

1.	Application 1. TeleNav Track Lite

TeleNav Track Lite. TeleNav Track Lite provides integrated near-real time GPS tracking over certain Sprint GPS-enabled Devices. The primary features and functionality are as follows;

•	Drivers can be assembled into different groups, either by region or by function.

•	Managers can see a driver’ location and can generate the following reports:

•	Route analysis (see where the drivers have been during the whole day);

•	Speed analysis (whether drivers are speeding using the company vehicle); and

•	Stop time analysis (see how long a driver has stopped at a particular location and particular time).

2.	Application 2. TeleNav Track

TeleNav Track. TeleNav Track is an application for certain Sprint GPS-enabled Devices. TeleNav Track includes all the features and functionality of TeleNav Track Lite plus additional features and functionality that may include the following depending on the Edition:

•	Dispatcher can pre-enter many jobs/trips n advance;

•	Dispatchers can compose a message with pre-defined reply messages, such as “I am on my way” or “Job is done”, etc.;

•	Dispatchers can use Internet Explorer (additional software may be required for advanced functionality) to track and dispatch to drivers;

•	Dispatchers can automatically set the tracking to report in at certain time intervals or “Ping” any driver to get its location any time;

•	Dynamic Turn-by-Turn Navigation for Drivers;

•	Managers can track mobile users using a standard Internet browser, WAP or java phone or a Blackberry and can view his or her team’s status any time, anywhere;

•	Managers can set different rules to receive alerts through e-mail or SMS;

•	Multilingual UI on the phone and audio output with both English and Spanish (partial);

•

Alert engine for different situations, For example, sends alerts to managers, dispatchers or drivers in cases where a rule is violated (i.e. if a driver drives in or out of a particular location or driver has not clocked in);

•	Landmarks can be defined and various locations can be viewed relative to a driver;

•	After the driver receives a message from the dispatcher, the following functions are available;

•	Driver can get turn-by-turn navigation to their next job;

•	The navigation function provides Visual and Audio GPS driving directions to guide the drivers to their destination;

•	Driving alerts notifying drivers of upcoming turns with both intuitive icons and audible commands such as “Prepare to turn Right”;

•	Automatic recalculation of routes if driver gets off-track;

•	Informs driver of exact distance to his or her destination; and

•	Destination address can be entered by the dispatcher using a voice activated system or by typing on the phone keypad.

The Features and functionality of TeleNav Track are made available in the following Editions:

Editions:

•	TeleNav Track Basic: Includes all the features and functionality of TeleNav Track Lite and timesheet;

•	TeleNav Track Plus: Includes all features and functionality of TeleNav Track Basic and job dispatching and geo-fencing;

•	TeleNav Track Standard: Includes all features and functionality of TeleNav Track Basic and job dispatching and geo-fencing;

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•	TeleNav Track Enhanced: Includes all features and functionality of TeleNav Track Standard and field data input/tracking job scheduling with forms and;

•	TeleNav Track Premium: Includes all features and functionality of TeleNav Track Enhanced and GPS navigation.

3.	Application 3. TeleNav GPS Navigator

TeleNav is an application that provides real-time GPS driving directions. TeleNav GPS Navigator works on certain Sprint GPS Devices. TeleNav GPS Navigator provides Visual and Audio GPS driving directions to guide a subscriber to their destination. As they drive, it alerts them of upcoming turns with both icons and audible commands such as “Prepare to turn Right”. If they get off-track, it automatically re-calculates a route to the destination based on where they are. It also tells them the exact distance to their destination. The destination addresses can be entered using a voice activated system, by typing on the phone keypad or via www.telenav.net using a PC. With the Business Finder function, TeleNav GPS Navigator can find businesses, get their phone number and perform GPS Navigation to the businesses.

Key Features

•	Audible directions: Driving instructions are spoken over the speakerphone of the handset

•	Re-routing: Automatically re-routes you to the destination from your current location.

•	Voice Recognition: Provides a voice activated address entry system.

•	Map: Provides full color maps of your location or other look-up.

•	Address Sharing: Allows user to send their location to another person.

•	Local Search: Business Finder/Yellow Pages

•	Lowest Gas Price Finder

The Blackberry Device Editions of TeleNav include all of the features available in the Device editions plus the following:

•	User Interface adapted to support functions unique to Blackberry

•	Larger display is leveraged to show bigger icons and more information concurrently;

•	Current and next street names

•	Distance to turn

•	Speeding and course

•	Time and distance to go

Service Plan Options:

•

TeleNav Limited Routes (per month/per user)*: Includes a limited number of routes made available to a Sprint User on a monthly basis. This option is only available for certain non-Blackberry Sprint GPS-enabled Devices.

•

TeleNav Unlimited Routes (per month/per user): Includes an unlimited number of routes made available to a Sprint User on a monthly basis. This option is only available for certain non-Blackberry Sprint GPS-enabled Devices.

*The number of Limited Routes (“Route” defined as a set of complete driving directions to get from Point A to Point B including three re-calculation of the driving direction in the event the driver incorrectly follows the driving directions within a 24 hour period) per calendar month per Sprint User (end-user) will be 10 Routes per calendar month or as otherwise agreed upon in writing by the points of contact listed on Exhibit E or the signatories of this Agreement.

4.	Application 4. TeleNav Fleet

TeleNav Fleet is a module that can be added to TeleNav Track applications. It will be targeted to the National, Regional and Metropolitan transportation markets. The service will provide truck friendly routing for the National/Long-Haul market and will include basic truck restrictions such as low clearance with an option for STAA network.

This service will consist of directions which are optimized for; 1) the characteristics of the vehicle and 2) with height and weight restrictions of the road network. The user of the service will be able to select from pre-set optimization parameters, for example, base the routes they receive on a cost per mile or cost per hour basis.

CONFIDENTIAL TREATMENT

5.	Application 5. Sprint Navigation

Sprint Navigation is Sprint branded, but Supplier provided application for Sprint consumer and business devices as determined by Sprint for Distribution Channels. These currently include, but are not limited to J2ME and BREW feature phones, Blackberrys, Palm Treos and Smartphones running J2ME and Window Mobile.

Note: Enterprise devices (e.g., Blackberry, Palm Treo and Windows Mobile/Pocket PC PDAs) will be supported as part of Application 5.

The primary features and functionality of Application 5 are as follows:

•	GPS navigation

•	Maps

•	POI searches

•	Traffic (optional)

Application 5 will be branded as follows:

“TeleNav” or the “Powered by TeleNav” text with logo will only appear within the Application 5 where mutually agreed to by both parties. Notwithstanding the above, Application 5 will contain attribution required by Company third party content licensors.

Sprint agrees that all Sprint produced press releases or written communications to industry and financial analysts that reference Application 5 will attribute the development and operation of Application 5 to Company by including a reference to “TeleNav” or “Powered by TeleNav”.

6.	Application 6. [*****]

[*****] is a module that can be added to [*****]. It will be targeted to the [*****]. It helps businesses with [*****] by [*****] and then providing the [*****]

7.	Application 7. TeleNav Vehicle Manager

TeleNav Vehicle Manager provides all of the features of TeleNav Track Premium edition plus additional features to manage vehicles and fleets. This includes Vehicle Operation Reports including road speeds, hard braking, odometer, mileage, driver score cards, stop detail, fuel efficiency. In addition, IFTA Reports including all required state mileage reporting, fuel tax integration, automated IFTA reporting, full audit support and Hours of Service management. TeleNav Vehicle Manager requires a Turnpike Route Tracker Electronic On-Board Recorder device installed in the vehicle,

The Features and functionality of TeleNav Vehicle Manager are made available in the following Editions:

Editions:

•	TeleNav Vehicle Manager Standard: Includes all Vehicle Operations Reports and all IFTA services described above.

•	[*****]: Includes all features and functionality of TeleNav Track Vehicle Manager and [*****]

8.	Application 8. [*****]

[*****] is designed for [*****] that want to improve visibility, safety and efficiency of [*****] utilizes powerful technology from [*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

9.	Application 9. TeleNav Asset Tracker

TeleNav Asset Tracker allows customers to track their high-value assets with a GPS enabled Asset Tag. It will be targeted to Transportation, Construction, F&I and other industries that need to monitor high-values assets, to verify their location and to help recover asset if lost or stolen.

The Features and functionality of TeleNav Vehicle Manager are made available in the following Editions:

Editions:

•	[*****]: Uses network initiated location services for location queries [*****]

•	TeleNav Asset Tracker: Uses user-plane location services for location queries up to once per minute.

10.	Application 10. TeleNav Vehicle Tracker

TeleNav Vehicle Tracker provides all of the features of TeleNav Track Enhanced edition plus additional features to track vehicles and fleets. This includes vehicle location, bread crumbing, and mileage. TeleNav Vehicle Manager requires a goMRM Genx10 in vehicle black box installed in the vehicle.

11.	[*****]

Company will grant Sprint [*****] for a period of [*****] days and [*****] for a period of [*****] days from market launch of respective Application.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

EXHIBIT B

SERVICE LEVEL AGREEMENT

1.	Introduction. This document will serve as the Service Level Agreement (“SLA”) between Sprint and Company to provide for the maintenance and support of the Application(s) for Sprint Users that have purchased or have obtained the right to use an Application. To adequately offer and provide support, Sprint and Company agree to the terms and conditions set forth in this SLA.

2.	Customer Care Process

a.	Applications 1, 2, 3, 4, 6, 7, 8 9 and 10: The following process will be followed for all Company-branded Applications:

i)	Company. Company will provide customer care for the Application(s) to all Sprint Users. Company will provide and maintain customer care phone number as provided in the customer care contact table below in 2(c) for Sprint Users experiencing problems with an Application. This telephone number will be answered in person during the hours set forth in the customer care contact information table below in 2(c). If Company determines that the problem is due to an Application(s) issue, Company will take action to resolve such issue. If Company determines the problem is due to an Application(s) Sprint User error, a Company customer service representative will walk the Sprint User through the necessary steps to use the Application(s). If Company has eliminated the possibility of a problem with the Application(s) or an Application(s) Sprint User error, and determines the problem might be due to a Sprint handset or services error, Company may refer the Sprint User to Sprint and may provide the Sprint User with Sprint’s customer care number.

ii)	Sprint. Sprint will provide customer care for Sprint’s handsets, services and network and the telecommunications elements of the Sprint wireless web service. Sprint will provide and maintain a toll-free telephone number for Sprint Users experiencing problems with Sprint’s handsets, services or network or the telecommunications elements of the Sprint wireless web service. This telephone number will be answered in person during the hours set forth in the customer care contact information table below in 2(c). If Sprint determines that the problem is due to a Sprint handset, service or network issue or an issue with the telecommunications elements of the Sprint wireless web service, Sprint will take action to resolve such issue. If Sprint determines the problem is due to a Sprint User error, a Sprint customer service representative will walk the Sprint User through the necessary steps to use the Sprint handset and/or services. If Sprint has ruled out the possibility of a problem with Sprint’s handsets, services or network or the telecommunications elements of the Sprint wireless web service and determines the problem might be due to an Application(s) error, Sprint may refer the Sprint User to Company and may provide the Sprint User with Company’s customer care number.

b.	Application 5: The following process will be followed for all Sprint-branded Applications and any Company branded applications that are included in [*****] bundle plans:

i)

Sprint will provide Tier 1 and Tier 2 support for all Sprint Users with regard to Application 5, as well as customer care for Sprint Devices, services and network and the telecommunications elements of the Sprint wireless web service. Sprint will provide and maintain a toll-free telephone number for Sprint Users experiencing problems with Application 5 or Sprint Devices, services or network or the telecommunications elements of the Sprint wireless web service. This telephone number will be answered in person during the hours set forth in the customer care contact information table below in Section 2(c). If Sprint determines that the problem is due to a Sprint Device, service or network issue or an issue with the telecommunications

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

elements of the Sprint wireless web service, Sprint will take action to resolve such issue. If Sprint determines the problem is due to a Sprint User error, a Sprint customer service representative will walk the Sprint User through the necessary steps to use the Sprint Device and/or services. If Sprint has ruled out the possibility of a problem with a Sprint Device, services or network or the telecommunications elements of the Sprint wireless web service and determines the problem might be due to an Application 5 error, Sprint may “warm”- transfer and refer the Sprint User to Company. Sprint may not provide the Sprint User with Company’s customer care number. All transfers must come through Sprint, with the Sprint representative remaining on the line to transfer the Sprint User to Company.

c.	Sprint and Company Customer Care Contact Information:

Department	Phone Numbers for Customers to Use	Hours of Operation
iDEN Customer Care	[*****]	Business Hours: Monday – Sunday 24x7 Includes all Holidays
CDMA Customer Care	[*****]	Business Hours: Monday – Sunday 24x7 Includes all Holidays
Company Customer Care	TeleNav Track Care: [*****] TeleNav GPS Navigator: [*****]	Business Hours: Monday – Sunday 24x7 Includes all Holidays

Each Party will notify the other Party of any changes to its respective customer care contact information ten (10) Business Days before such change becomes effective.

3.	Availability.

a.	Availability of Application. In the event Company is responsible for hosting the Application or any portion thereof, Company will ensure the Application(s) are available 99.5% of the time as measured over 24 hours/day, weekly and monthly. Calculation of this availability will exclude Maintenance/Planned Outages but will include any outages that exceed the Maintenance Window, Unplanned Outages and Emergency Maintenance (as defined below). Upon Sprint’s request, Company will provide Sprint with a report showing the Application availability.

b.	Upon a violation of the above standard of availability and/or any other violation of this Exhibit B, in addition to any other applicable remedies, Sprint may, in its sole discretion, without notice, immediately disable access to any affected Application, remove any effected Application from any Distribution Channel, [*****].

4.	Operational issues. In the event Company is responsible for hosting the Application or any portion thereof, Company will comply with the following:

a.	Maintenance/Planned Outages. Company will perform any work which requires the unavailability of the Application(s) or key functionalities of the Application(s) (“Maintenance/Planned Outage”) on Friday and Saturday evenings between 11:00PM and 5:00AM EST (“Maintenance Window”).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

i)	In the event the time required to perform such work will unexpectedly exceed the Maintenance Window, Company will notify Sprint’s Network Data Support (NDS) via telephone number as set forth in Section 4(e) forty-five (45) minutes before the end of the Maintenance Window.

b.	Unplanned Outages. Company will notify Sprint’s Network Data Support via telephone number as set forth in Section 4(e) of any material Application impairment (including but not limited to Application, or key functionalities of the Application not available or malfunctioning) (“Unplanned Outage) within thirty (30) minutes after such Unplanned Outage commences. Company will provide a short description of the impairment causing the Unplanned Outage (e.g. service affected, extent of impairment) and a status for resolution.

c.	Emergency Maintenance. In the event Company needs to perform work which is required to correct any Unplanned Outage and such work needs to be performed outside of the Maintenance Window (“Emergency Maintenance”), Company will notify the Sprint Network Data Support via the telephone number set forth in Section 4(e) of such Emergency Maintenance forty-five (45) minutes prior to the start of the Emergency Maintenance. Company will provide an estimated timeframe for resolution and a status of such Emergency Maintenance every two (2) hours until resolved.

d.	General. In case operational issues arise which require the assistance of the other Party to be resolved, each Party may contact the other Party to and each Party commits to a joint issue resolution. Both Parties will provide and maintain a phone number, which phone number is set forth in the table below, and which will be answered by technical skilled personnel during the Business Hours which are set forth in the table below. In the event that the Company’s Operations Center does not operate twenty-four (24) hours each day, seven (7) days a week, Company will link the phone number provided below to a pager and will return Sprint’s call(s) no later than [*****] minutes after the time the pager message was left by Sprint during all hours outside of the Business Hours as set forth below for Company. The contact information below for operational issues is intended solely for communication between Sprint and Company and will not be provided to third parties. Each Party will notify the other Party of any changes to the operations contact information provided in the operations contact table below ten (10) business days before such change becomes effective.

e.	Contact information.

Department	Email address for Sprint and Company to Use	Hours of Operation
Sprint NDS	[*****] option 3 option 2 and option 1 or 2	Business Hours: 24x7
Company Operations Center	[*****] [*****]	Business hours 24x7

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

EXHIBIT C

CO-MARKETING AND SALES TOOLS

Exhibit C only applies to Company-branded Applications and excludes Application 5.

1.	Sales Activities/Support

a.	Application(s) Material. Prior to and continuously after the Commercial Launch Date, Company will create marketing and promotional materials concerning the Application(s) and its availability over the Systems in accordance with the terms of this Agreement, including but not limited to the Trademark requirements set forth in Section 21 of the Agreement. Company will include the Sprint logo provided to it by Sprint in agreed upon marketing and promotion material (printed or electronic) related to each Application.

b.	Collateral Distribution to Sprint Sales Channels

i)	Prior to the Commercial Launch Date, for each Application available to Sprint for distribution, Company will provide media master and web file (Adobe Acrobat) of collateral and Sprint will have the right to review, approve, reproduce and distribute copies of such collateral at its own discretion. Such approval will not to be unreasonably withheld. Post launch, Company will provide updated versions as determined by Company.

ii)	Sprint will determine the distribution channel for such collateral and ensure that collateral will be made accessible to the Sprint sales force, direct and indirect.

iii)	In the event that Sprint decides that such collateral should be distributed through Sprint’s third party distribution vendor, Company will send such collateral to such third party distribution vendor. Company will bear the expense (including, but not limited to, cost to design, produce and distribute the collateral) provided, however, the Parties will agree to Company’s expense, such agreement not to be unreasonably withheld.

iv)	The above-described sales collateral to be provided by Company will include, but not be limited to:

(1)	Customer Profile. Description of target customer. Description of customers’ needs that are filled by Application(s);

(2)	Competitive Advantage. Comparison of Company with its competitors’ products and how each Application differs from competitors’ products;

(3)	Content for Sprint’s Quick Reference Brief. Description of each Application, how it solves the Sprint Users’ needs and how using each Application increases the return on investment for Sprint Users; and

(4)	Sprint logo.

v)	Company’s Distribution Channel. At Company’s discretion Company will develop a collateral distribution process which will ensure simplified ordering and prompt delivery of collateral to Sprint’s distribution channels.

CONFIDENTIAL TREATMENT

c.	Electronic Sales Aids. Prior to and continuously after the Commercial Launch Date, Company will make the following electronic sales tools available to Sprint at company’s sole expense:

i)	PowerPoint charts for use by Sprint describing each Application to Sprint Users and/or prospect which charts will include a customer profile and content detailing how the use of each Application increases the return on investment for Sprint Users and/or prospect that Sprint can copy and use to create a faxable information sheet. Sprint will (i) post such charts internally on the Sprint sales information distribution intranet for confidential access by Sprint employees, contractors and agents, (ii) use this information to create marketing material, including, but not limited to faxable information sheets and (iii) to distribute such information and information sheets to the Sprint User and/or prospect through all Sprint’s sales channels.

ii)	Website URLs for referral of Sprint prospects and / or Sprint Users seeking additional information. Sprint will link to Company’s product sites from the Sprint website at appropriate locations.

iii)	Demonstration Accounts

(1)	Company will provide, as of the Effective Date, demonstration accounts, logins and passwords for use and allocation by Sprint at Sprint’s sole discretion, for Sprint sales force, direct and indirect, to use and demonstrate to potential customers, Sprint Users, at Sprint’s Executive Briefing Center, at tradeshows and other Sprint marketing events. Number of demonstration accounts to be determined mutually by Sprint and Company. Sprint will actively distribute Company demo accounts to all Sprint Sales and Sales Support staff. If applicable, Company will also provide licenses/access to a demonstration version of the PC features and functionality of each Application. Number of such PC demonstration accounts to be mutually determined by Sprint and Company

(2)	In addition, if requested by Sprint and agreed to in writing by Company, Company will (i) create a static demonstration version of each Application (a) showing all features and functionalities and (b) which resides on the Device and/or other Devices (local application); (ii) provide Sprint with unlimited licenses to such demonstration versions; and (iii) make such demonstration version available to Sprint for use and allocation by Sprint at Sprint’s sole discretion, including, but not limited to, Sprint sales force, direct and indirect, to use and demonstrate to potential customers, Sprint Users, at Sprint’s Executive Briefing Center, at tradeshows and other marketing events.

d.	Sales Training

i)	Sprint will train and inform appropriate Sprint’s sales force representatives of the availability of the Application(s) and Application(s) updates through/on the Systems. Company will assist, collaborate and cooperate with Sprint in the development, delivery and execution of sales training including, but not limited to, training presentations, training documentation and participation upon Sprint’s request and Company agreement, at training forums at Company’s sole expense.

ii)	Company will train or inform its sales force of the availability of the Application(s) through/on the Systems.

iii)	Sprint will make available to all Sales and Sales Support staff a Company application certification program developed by Company

e.	Sprint’s Approval of Material. Company will submit to Sprint all documentation, collateral, marketing, training, promotional, sales and any other material (printed and electronic) which includes a reference to Sprint or a mark and/or logo owned by Sprint and will obtain Sprint’s approval in writing prior to its print, release and distribution by Company.

CONFIDENTIAL TREATMENT

2.	Press Releases/Success Stories

a.	Press Release. If mutually agreed to in writing, Parties may jointly issue a press release disclosing the availability of the Application(s) on the Systems only if in accordance with the terms of this Agreement, including but not limited to Section 21, 31 and 32 of the Agreement; provided, however, that the foregoing will not restrict either Party from making press releases about their respective products and services that do not include a reference to the other Party.

b.	Success Stories. Sprint may, in its sole discretion, use Sprint customer success stories for purposes, including but not limited to marketing materials and sales efforts.

c.	Company will:

i)	Identify satisfied Sprint Users of each Application;

ii)	Upon obtaining all necessary releases, provide to Sprint such references and descriptions of the Application(s) used by each satisfied Sprint User; and

iii)	Seek publicity opportunities related to Sprint User success stories.

iv)	List Company’s Application used and provide a link for further information to Company’s Application website

3.	Company Listed on Sprint’s Website

a.	Dependent upon Sprint’s receipt of required information being received in a timely fashion, Sprint will, within sixty (60) days of the Commercial Launch Date, list Company on Sprint’s web site, currently located at http://www.sprint.com, subject to the following requirements:

i)	Each Application and all Changes must have successfully passed the Application testing certification process as defined in Section 3 of this Agreement and must have been approved by Sprint; and

ii)	This Agreement must be in full force and effect.

b.	Company Application will be listed on Sprint’s website everywhere other similar applications, products and services are listed.

c.	Information to be included in such listing will include but is not limited to Company’s logo and a short description and a link to Company’s web site. Listing of Company on Sprint’s web site is contingent upon Company’s submission of and Sprint’s approval of the size of the logo and the description. If Company fails to meet any requirement set forth in this agreement, Sprint may, in its sole discretion, remove all references to Company from the Sprint web site.

4.	Sprint listed on Company’s Website. Dependent upon Company’s receipt of required information being received in a timely fashion, Company will, within ten (10) days of the Commercial Launch Date, feature Sprint on Company’s web site. Information to be included in such posting will include, but is not limited to: Sprint logo and/or the Sprint Compatible logo and a link to the Sprint commercial web site, currently located at http://www.sprint.com. Company will treat Sprint no less prominently than other wireless carriers, other wireless service providers or wireless device manufacturers/providers.

CONFIDENTIAL TREATMENT

5.	Sprint User Training and Education Documentation. During the Term, Company will maintain a web site to be accessed by Sprint Users for demonstration of the Application(s) and self-guided training. Company will also train Sprint Users on all Application(s) and will bear the cost of such training. Company may provide such training through its processing partners. This training will include, at a minimum, distribution of Sprint pre-approved “Education Materials” containing the information below:

a.	The appropriate Sprint logo;

b.	Instructions regarding the Application(s) and use over the Devices (for example Sprint approved directions on how to download, install, and use the Application feature on a Device).

i)	Sprint Approval of the Educational Materials. Company will follow Sprint’s documentation approval process of the Educational Materials, such approval to be given at Sprint’s sole discretion and approval should not be unreasonably withheld by Sprint

ii)	During the Term, Company may utilize Sprint-written and approved documentation in Company’s user guide or web-based user documentation for each Application, provided that Company will not remove any copyright or other proprietary notices contained therein.

6.	Sales contest. Company may participate in or fund sales contest(s) organized by Sprint. The conduct of sales contests and the participation of Company in such sales contests will be at Sprint’s sole discretion. Sprint and Company will mutually agree to the date of sales contests that Company may participate in or fund. For each sales contest in which Company participates, Company will compensate all identified winning sales teams. Sprint and Company will agree on the method of compensation and the amount of compensation prior to the contest. If Company fails to pay monies it commits to sales contests, Sprint will reserve the right to withhold Payments due Company and pay the winners on Company’s behalf.

CONFIDENTIAL TREATMENT

EXHIBIT D

PAYMENTS

1.	Payment 1A. For [*****](non-blackberry only) sold via orders placed by customers using a Sprint owned or authorized WAP Site (“Sales Channel 1”). Sprint will pay to Company [*****] (“Payment Percent 1A”) of the total fee(s) actually received by Sprint from a Sprint User for use of the Applications (regardless of the Edition) (“Payment 1A”).

Payment 1B. For [*****] sold via orders placed by customers from all non-WAP sites, including but not limited to: [*****] (‘Sales Channel 2”). Sprint will pay to Company [*****] (“Payment Percent 1B”) of the total fee(s) actually received by Sprint from a Sprint User for use of the Applications (regardless of the Edition) (“Payment 1B”).

Payment 1D. For [*****]

Pay per Day Option:

¡	Unlimited use of [*****] in 24-hour period

¡	GPS Navigation

¡	Maps

¡	POI search

¡	Traffic

Payment for Enterprise Devices (BlackBerry, Palm Treo, Pocket PC and Windows Mobile Devices) and non-enterprise Devices:

Payment to Company of [*****] from Sprint User for the pay per day option, however, in no case will the payment to Company be less than [*****] per day per Sprint User purchasing the pay per day option.

Monthly Recurring Subscription

¡	Unlimited use of [*****] in 24-hour period

¡	GPS Navigation

¡	Maps

¡	POI search

¡	Traffic

Flat payment to Company [*****] per month per Sprint User purchasing a monthly recurring subscription.

No payment will be due to Company under this clause during a free trial of up to one month as long as the service automatically converts to paying (opt-out concept) after end of trial

Bundled Pricing for [*****]

Sprint will pay [*****] per month for each subscriber on service plans that have [*****] bundled into the plan. The [*****] will be paid for all subscribers that have access to any of these bundled plans during a calendar month. (i.e., 100% of MDNs showing bundled SOC applied at anytime during the calendar month). The payment of [*****] per subscriber will be effective for unlimited Voice and Data plans retroactively from the date they were launched. The payment of [*****] per subscriber will be effective for all other bundled plans, (e.g., [*****] Ultimate Packs, [*****] Business Packs, [*****] Navigation Pack) starting with the effective date of this agreement. For special pricing plans made only available to less than [*****] business customers, Sprint will pay [*****] for all subscribers on the plan.

Aggregate Bundle Usage Ceiling: At any time after the fraction of paid subscribers using the application for all bundles being paid on the [*****] structure rises above [*****] for [*****] consecutive

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

months, Sprint or Company may require, upon written notice, to negotiate in good faith on new pricing and/or other terms with the intention of addressing the higher operating costs of Company as a result of such increased usage. In no event do the Parties anticipate that the pricing will be increased higher then [*****] per month per subscriber on service plans that have Sprint Navigation bundled into the plan. If Company and Sprint cannot mutually agree to new terms within [*****] days of such written notice, Sprint or Company, upon written notice and subject to the Disentanglement period in Section 26.b, will have the right to remove [*****] as part of the bundle offering being paid at [*****].

Payment 1E. For [*****] on iDEN devices only, Sprint will pay [*****] per month for each subscriber on all service plans that have Sprint Navigation bundled into the plan. The [*****] will be paid for all subscribers that have access to any of these bundled plans during a calendar month. (i.e., 100% of MDNs showing bundled SOC applied at anytime during the calendar month). The payment of [*****] per subscriber will be effective for unlimited Voice and Data plans, retroactively from the date they were launched (2/29/08 and 6/11/08 respectively).

Payment 1F. For [*****] sold via orders placed by customers from including but not limited to: Sprint Retail Stores, Sprint indirect dealers, Sprint National Retailers such Sprint Master Dealers, Sprint Online Authorized Dealers. Sprint will pay to Company [*****] (“Payment Percent 1F”) of the total fee(s) actually received by Sprint from a Sprint User for use of the Applications (regardless of the Edition) (“Payment 1F”)

2.	Payment 2 - One-Time Set-Up Fee. Sprint will pay to Company [*****] for (“Payment Percent 2”) of the total fee(s) actually received by Sprint from a Sprint User for One-Time Set-Up Fee (“Payment 2”) (Payment Percent 1 and 2, the “Payment Percent(s)”) (Payment 1 and 2, the “Payment(s)”).

3.	Free [*****] Sprint User Trial. Sprint may make the first thirty (30) days of [*****] service available to Sprint Users at no cost. During such period, Sprint will not be obligated to make any Payment or Minimum Payment to Company for such service. The Sprint User may terminate [*****] service at the conclusion of such trial period. If at the end of such trial period the Sprint User decides to continue service of [*****], the terms and conditions of this Agreement will fully apply.

4.	Price Changes/ Discounts. If Sprint, in its sole discretion, changes any price or offers any discount to a Sprint User, Sprint will calculate the Payments based on the new and/or discounted price.

5.	Bundled Service. Other than for [*****], in the event that Sprint offers other applications and/or Sprint services and/or services and products offered through Sprint in conjunction with the Application as a “bundled service” and those “bundled services” are offered at a discounted price, Company will receive the Payment Percent calculated from a price, which for the purpose of calculation is the set price for the Application minus the discount, which discount is the overall discount of the bundle equally spread across each component of the bundle; provided however, in no event will the Company ever receive less than the Minimum Payment. For example, if the Application is priced at $50.00 and a customer purchases another application with a stand-alone price of $30.00, Sprint may price the bundled services (Application and the other $30 stand-alone application) at $72.00 (a 10% discount on the bundle). For purposes of calculating the Payment Percent, the price of each service billed to the Sprint User would be reduced by the rate of discount for the bundle as a whole (10% discount). Hence, the allocation for the individual components of the bundle would be $45.00 for the Application ($50.00 minus 10%) and $27.00 for the other stand-alone application ($30.00 minus 10%).

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

6.	Minimum Payment for Sales Channel 1. Except for the free trial as described in Section 3 of this Exhibit F, in no event will the Payments for Sales Channel 1 be less than following minimum payment:

Type of Payment	Minimum Payment	Suggested Retail Pricing Without Sprint Data as of [
Application 3 – Editions:
TeleNav Limited Routes – All Devices Except Blackberry (per month/per user)*	$[*****]/month/per Sprint User (end-user)	Usually in a bundle so depends on bundle pricing
TeleNav Unlimited Routes – All Devices Except Blackberry (per month/per user)	$[*****]/month/per Sprint User (end-user)	$[*****]

7.	Minimum Payment for Sales Channel 2. Except for the free trial and service described in Section 3 of this Exhibit F, in no event will the Payment be less than the amounts specified in the below table (“Minimum Payments”):

Type of Payment	Minimum Payment	Suggested Retail Pricing Without Sprint Data as of
Application 1:
TeleNavTrack Lite	$[*****]/month/per Sprint User (end-user)	$[*****]
Application 2-Editions:
TeleNavTrack Basic	$[*****]/month/per Sprint User (end-user)	$[*****]
TeleNavTrack Plus	$[*****]/month/per Sprint User (end-user)	$[*****]
TeleNavTrack Enhanced	$[*****]/month/per Sprint User (end-user)	$[*****]
TeleNavTrack Premium	$[*****]/month/per Sprint User (end-user)	$[*****]
Application 3-Editions
TeleNav Limited Routes- All Devices Except Blackberry (per month/per user)*	$[*****]/month/per Sprint User (end-user)	Usually in a bundle so depends on bundle pricing
TeleNav Unlimited Routes- All Devices Except Blackberry (per month/per user)*	$[*****]/month/per Sprint User (end-user)	$[*****]
TeleNav Limited Routes- for the Blackberry (per month/per user)*	$[*****]/month/per Sprint User (end-user)	Usually in a bundle so depends on bundle pricing
TeleNav Unlimited Routes- for the Blackberry (per month/per user)	$[*****]/month/per Sprint User (end-user)	$[*****]
One-Time Set-Up Fee	$[*****]/One-Time Set-Up Fee/per Sprint User (end-user)	$[*****]
One-Time Set-Up Fee – Application 7	$[*****]/One-Time Set-Up Fee/per Sprint User (end-user)	$[*****] (New 1Q09)
Application 4 (Fleet)	$[*****]/month/per Sprint User (end-user)	$[*****]
Application 6 [*****]	$[*****]/month/per Sprint User (end-user)	$[*****]
Application 7-Editions
TeleNav Vehicle Manager –Standard	$[*****]/month/per Sprint User (end-user)	$[*****] (New 1Q09)
[*****]	$[*****]/month/per Sprint User (end-user)	$[*****] (New 1Q09)

Application 8 [*****]	$[*****]/month/per Sprint User (end-user)	$[*****] (New 1Q09)
Application 9 - Editions
[*****]	$[*****]/month/per Sprint User (end-user)	$[*****] (New 1Q09)
Asset Tracker	$[*****]/month/per Sprint User (end-user)	$[*****] (New 1Q09)
Application 10 (Vehicle Tracker)	$[*****]/month/per Sprint User (end-user)	$[*****]
*	The number of Limited Routes per calendar month per Sprint User (end-user) will be [*****] Routes per calendar month or as otherwise agreed to in writing.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

8.	Not used.

9.	For the purpose of clarification, the sums subject to the Payment Percent do not include Sprint User API fees, access, airtime, wireless data transport, taxes or any other charges payable to Sprint by Sprint Users. Company acknowledges and agrees that Sprint will not charge a service termination fee in the event the Sprint User terminates use of the Application before the end of the applicable term.

10.	Payment Procedures.

a.	Reverse Revenue Share – Application 5

Company may provide and charge Sprint Users directly for Application 5 that do not utilize a Sprint billing on behalf of functionality. In such cases, Company will be responsible for all aspects of providing Application 5 to the Sprint User (e.g. invoicing and processing credit card processing and delivery of Application 5 via OTA or other means).

Company is responsible for collecting and remitting the applicable revenue share amounts to Sprint for Application 5. The revenue share amount due to Sprint will be equal to the [*****] by Company from [*****] less the [*****] per the terms of this Agreement [*****]. Net fees will be subject to adjustments and charge backs to reflect fees actually received by Company regarding the Application and exclude any credit card processing fees, sales or other taxes, bad debts, credits, and cancellations. Any amounts payable by Company to Sprint are due to Sprint on a [*****] basis and will be deducted from each [*****] invoice sent by Company to Sprint for the above Applications

In addition, on a monthly basis, Company will, within [*****] days after the end of each month, provide a report to Sprint that details the calculation of net Application 5 electronic commerce revenue.

11.	Payment Process

a.	The Payments will be calculated on a calendar [*****] basis and will be due and payable by Sprint within [*****] days following the end of each calendar [*****].

b.	All email correspondence regarding Payments and Remittances should be sent to the following:

i)	Jennice Chiu [*****]

ii)	Doug Miller [*****]

iii)	Dave Jordan [*****]

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

c.	Sprint will remit all payments to:

Wire Address:

Pay to:	Wells Fargo
Routing & Transit #:	121000248
Beneficiary name:	TeleNav Inc.
For credit of:	TeleNav Inc.
Credit Account #:	[*****]

Postal Service Address:
TeleNav Inc.
Attn: Douglas Miller, CFO
1130 Kifer Rd.
Sunnyvale, CA 94086

CONFIDENTIAL TREATMENT

EXHIBIT E

MAIN POINT OF CONTACT

The Main Point of Contact for Company is:

Name	Dave Jordan
Title	Director, Business Development
Phone number	[*****]
Mobile number	[*****]
Email address	[*****]
Address	1130 Kifer Road, Sunnyvale, CA 94086
Fax number	[*****]

The Main Point of Contact for Sprint is:

Name	Jeff Callan
Title	Product Manager
Phone number	[*****]
Mobile number	[*****]
Email address	[*****]
Address	6220 Sprint Parkway, Overland Park, KS 66251
Fax number	NA

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

EXHIBIT F

TRADEMARKS

1.	Sprint Trademarks

a.	Sprint®

Sprint logos: Company is required to comply with the Sprint trademark compatibility guidelines found at www.sprint.com/brand.

2.	Company Trademarks

a.	TeleNav®

b.

c.

CONFIDENTIAL TREATMENT

EXHIBIT G

ELECTRONIC TRANSACTIONS

1.0	SCOPE

This Exhibit G details the Transmission Standards for Transactions. Any portion of a Transaction that includes terms that are inconsistent with the Agreement are unenforceable.

2.0	DEFINITIONS

The following definitions will apply to this Exhibit G:

“Punch Out” means the process of: (1) accessing the Supplier’s web site located outside of Sprint’s electronic firewall through the Ariba network (or other Sprint approved network) for the purpose of purchasing Products or Services; and (2) capturing the data from Supplier’s web site and moving it through Sprint’s electronic firewall back into Sprint’s internal systems.

“SSL Method” means secure sockets layer, a private key encryption method which creates a secure relationship between client and server.

“Transaction” means the electronic exchange between Sprint and Supplier of a business document, including but not limited to (a) Orders, (b) Order acknowledgements, (c) Order changes, (d) advance shipping notices, (e) invoices, and (f) settlements as set forth under this Exhibit.

“Transmission Standards” means the electronic, computer-readable format agreed upon by the parties for exchange of Transactions.

3.0	TRANSMISSION STANDARDS

3.1 The Parties will agree upon one of the Transmission Standards described in the Table below. Once agreed, Transmission Standards may only be amended by the Parties’ mutual written Exhibit.

Transaction	Transmission Standard
Orders, Order acknowledgements, Order changes	either EDI (ANSI x12) or RosettaNet XML
Invoices	(a) Xign (3rd Party ASP), (b) EDI 810, (c) Procurement Card (d) XML
Settlements	(a) Xign (3rd Party ASP), (b) ACH (Direct Deposit)

3.2 If Supplier is unable to comply with the Transmission Standards in the Table above, the Parties may mutually agree to use an automated facsimile process (“Autofax”) to transmit Orders from Sprint to Supplier. The Autofax option will only apply to Orders. If the Parties elect this option, Supplier will provide Sprint with a dedicated facsimile number for Sprint to transmit Orders directly to Supplier’s order management group.

4.0	ELECTRONIC NOTIFICATIONS

Order acknowledgements, advance ship notifications, change order acknowledgements, and Order cancellations, sent via email must be transmitted directly to the “Attention To” named on the purchase order. If a purchase order cannot be shipped complete, a backorder notification must be sent via email, advising the “Attention To” with the estimated date of delivery. Additionally, it is required that data requirements are met for all other notification transmission methods.

CONFIDENTIAL TREATMENT

5.0	ADDITIONAL INVOICING REQUIREMENTS RELATED TO PCARD

Supplier must itemize all Fees on the purchase order. Supplier will ensure that all invoices submitted to Sprint for payment via a pCard include level 2 data elements with the ability to break-out data typically available at level 3. The data elements required for level 2 or level 3 may be provided to Supplier by Sprint upon written request.

6.0	SYSTEM OPERATIONS

The Parties agree to individually bear all costs for integration of their respective internal systems and all transaction-related costs associated with the implementation and use of Transmission Standards Each Party will provide and maintain the equipment, software, services and testing necessary to effectively, reliably, timely, and securely transmit and receive Transactions. Each Party will provide sufficient notice to the other of any changes in systems operations that might impair the mutual capabilities of the Parties to meet the Transmission Standards.

7.0	THIRD PARTY SERVICE SUPPLIERS

The Parties may use a third party service provider (“Service Supplier”) for the transmission of data or the establishment of an electronic marketplace or exchange. If either Party elects to use a Service Supplier, it must provide the other party with thirty (30) days’ written notice of addition to or change of the Service Supplier(s). A Party contracting with a Service Supplier must require the Service Supplier to enter into a confidentiality agreement preventing disclosure of any information contained in a Transaction to any third party. The confidentiality agreement will survive for three (3) years after the Service Supplier initially obtains the information. Either Party may modify its election to use, or may change a Service Supplier upon thirty (30) days’ prior written notice to the other Party. Each Party will be liable for the acts or omissions of its Service Supplier while transmitting, receiving, storing or handling Transactions. If both Parties use the same Service Supplier, the originating Party will be liable for the acts or omissions of the Service Supplier in connection with each particular Transaction until the other Party properly receives the Transaction, consistent with Section 8.0 of this Exhibit.

8.0	SECURITY PROCEDURES

Transactions will be encrypted using methods approved by Sprint’s Corporate Security group. Additionally, each Party will adopt an electronic identification key consisting of one or more symbol(s) or code(s) to be used and affixed as an identifying mark for all Transactions (“Signature”). Each Party agrees that any Signature affixed to or contained within a Transaction will be sufficient to verify that the Transaction originated from the other Party unless the relying Party has actual notice that the Signature has been revoked. Neither Party will accept a Transaction without a Signature or disclose the Signature of the other Party to any third party. A Party may change its Signature only by prior written notice to the other Party.

9.0	TRANSMISSION ACCEPTANCE

If any Transaction is received in an unreadable form, the receiving Party must promptly notify the originating Party of the problem (and provide as many details as possible about the problem). If the receiving Party does not provide this notice, the originating Party’s record of the Transaction will control such that the Transaction will be considered accepted by the receiving Party and both Parties will be held to any Transaction obligations.

10.0	CATALOG REQUIREMENTS

10.1 If the Parties agree to maintain an electronic catalog under this Exhibit G, the requirements of this Section will apply.

10.2 If Supplier provides links in the electronic catalog to pictures and graphics for catalog items, Supplier will house these pictures and graphics on its own web server unless otherwise agreed upon. Supplier will provide a listing of all unique UNSPSC codes associated with Supplier’s catalog items. Supplier will provide adequate explanatory descriptions for each catalog item in the style requested by Sprint will enhance item descriptions as necessary. Supplier will not duplicate item descriptions regardless of the similarity of items. Supplier will provide Sprint at least forty-eight (48) hours’ prior written notice of any changes made to the catalog content including, without limitation, contractually required pricing and UNSPSC codes, on Supplier’s Punch Out accessible website. If

CONFIDENTIAL TREATMENT

Supplier fails to provide notice, in addition to any other remedies available to Sprint under this Exhibit G, Supplier will indemnify and defend Sprint for any loss, damage, or liability incurred in connection with the failure.

10.3 Supplier will maintain its Punch Out accessible website, including, without limitation, the pictures and graphics associated with each catalog item. Supplier must provide Sprint with forty-eight (48) hours advance notice of any site maintenance that could impact the usability of the site. Supplier must also notify Sprint immediately in the event of an unplanned outage providing cause, corrective action, and estimated down time

11.0	VALIDITY; ENFORCEABILITY; CONFIDENTIALITY

11.1 Transactions will be considered “in writing,” “signed,” and will constitute an “original” when printed from electronic files or records established and maintained in the normal course of business.

11.2 The Parties agree not to contest the validity or enforceability of Transactions under the provisions of any applicable law relating to whether certain Exhibits are to be in writing or signed by the Party to be bound. Printed copies of Transactions, if introduced as evidence in any judicial proceeding, arbitration, mediation, or administrative proceeding, will be legally binding and admissible to the same extent and under the same conditions as other business records originated and maintained in documentary form. Neither Party will contest the admissibility of Transactions under either the business records exception to the hearsay rule or the best evidence rule on the basis that the Transactions were not originated or maintained in documentary form.

CONFIDENTIAL TREATMENT

EXHIBIT H

DIVERSITY IN SUBCONTRACTING

Sprint is committed to corporate diversity. As part of this commitment, it is the policy of Sprint that certified diverse suppliers will have the maximum practicable opportunity to participate in providing products and services to the fullest extent consistent with efficient contract performance. Supplier agrees to adhere to the terms of this Exhibit H regarding use of Certified Diverse Suppliers for its subcontracts.

1.0	DEFINITIONS

“Certified Diverse Supplier” means a supplier that has been certified by a qualified independent third-party agency as one or more of the following: Woman-owned business; HUBZone Business Concern; Minority owned business; 8(a) business concern; Service disabled veteran owned business; Veteran owned business; Small business (US Small Business Administration certification only; HBC/U (Historically Black Colleges & Universities; and Small disadvantaged business.

“Utilization Requirement” means the target percentage for Supplier’s use of Certified Diverse Suppliers in providing Services and Deliverables.

2.0	SUPPLIER REQUIREMENTS

2.1	Utilization Requirement

Supplier must use commercially reasonable efforts to meet a minimum Utilization Requirement of [*****] annually over the term of this Exhibit H. Supplier will satisfy the Utilization Requirement through the use of Certified Diverse Suppliers and may include its subcontractors who do not provide services or deliverables under this Exhibit H in calculating its aggregate Certified Diverse Supplier procurement spend for this Exhibit H.

2.2	Supplier Diversity Subcontracting Plan

2.2.1 Within thirty (30) calendar days of the Effective Date, Supplier will provide Sprint with a strategic Supplier Diversity Subcontracting Plan outlining the methodology to be used by Supplier to meet its contractual obligation to Sprint regarding the use of Certified Diverse Suppliers (“Diversity Plan”).

2.2.2 Supplier’s Diversity Plan must, at a minimum, address the following:

(a) Supplier will fairly consider Certified Diverse Suppliers for use as Suppliers’ subcontractors and vendors under this Exhibit H.

(b) Supplier’s Utilization Requirements.

(c) Records documenting: (i) procedures adopted by Supplier to comply with this Exhibit H, including the establishment of a Certified Diverse Suppliers source list; (ii) awards made to Certified Diverse Suppliers on the source list; and (iii) specific efforts to identify and award contracts to Certified Diverse Suppliers.

(d) Name and contact information of the Supplier liaison manager designee responsible for interfacing with the Sprint supplier diversity department and administering Supplier’s Diversity Plan.

2.3	Reporting

2.3.1 If requested by Sprint, Supplier will, within thirty (30) calendar days, submit reports detailing its use of Certified Diverse Suppliers to meet the Utilization Requirement under

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

this Exhibit H. Supplier will submit these reports in a Sprint-specified format. The reports will be electronic and must include: (i) the total amount of invoices, expressed in dollars paid by Sprint to Supplier, for Services and Deliverables under this Exhibit H; and (2) the total amount, expressed in dollars, of subcontracts between Supplier and any Certified Diverse Suppliers during that calendar quarter. Supplier’s failure to provide quarterly reports will be considered a material breach of this Exhibit H by Supplier.

2.3.2 Supplier agrees that Sprint may, when required by federal procurement regulations and at its sole option, require Supplier to submit Standard Form 294.

2.3.3 A Sprint-approved list of independent third-party agencies for certification purposes can be found at www.sprint.com/supplierregistration.

2.4	Commercially Reasonable Efforts

Supplier must make commercially reasonable efforts to meet its Utilization Requirements.

2.5	Cooperation

Supplier agrees to cooperate in any studies or surveys that may be conducted by Sprint representatives or federal or state agencies to determine the extent of Supplier’s compliance with this Exhibit H.

CONFIDENTIAL TREATMENT

EXHIBIT I

DEFINITIONS

“Adjustment” means a refund or reduction to a charge for Sprint Billed Content made by Biller at a User’s request based on performance or other issues arising from the Sprint Billed Content.

“Agreement” is defined in the Preamble.

“Billed Revenue” means the charges that Biller invoices to Users (excluding any applicable transaction taxes) for the use of Sprint Billed Content, net of all Adjustments.

“Biller” means Sprint, or as applicable, its billing agent, the Sprint Affiliates or Sprint Resale Partners who may invoice Users for the use of Sprint Billed Content.

“Bundled Offering” means Sprint Content bundles, which may be comprised of multiple sources of Content as determined by Sprint, and approved by Sprint for sale to Users.

“Business Day” means any weekday other than a day designated as a holiday under the Sprint holiday schedule as revised annually.

“Claim” is defined in Section 30.b.

“Company Data” means all information collected or developed by Company regarding its customers who are Users or derived specifically from a User’s use of the Services or otherwise provided directly to Company by Users.

“Company Services” means any and all Applications, Content and Services relating to the Application and Content, and the features, functionality, data, graphics, sounds, text and other information, material or other content in the electronic form provided by Company to Users via transmission across the Sprint Wireless Network by Sprint hereunder, including any and all Other Services.

“Competitive Pricing” is defined in Section 6.e.

“Confidential Information” means this Agreement and the terms hereof, and any and all information and materials concerning a party’s intellectual property, proprietary property or information, trade secrets, products, planned products, services or planned services, suppliers, employees, customers, prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing, promotions, discoveries, current or planned activities, research, development, or other information relating to a party’s business activities or operations or those of its customers, partners, suppliers or affiliates. Specifically with respect to Sprint, Confidential Information also includes (but is not limited to): (a) Proprietary Programs; (b) information concerning Sprint Affiliates or Resale Partners disclosed in connection with this Agreement; (c) any and all information derived from a User’s use of the Sprint Services or the Sprint Wireless Network, including, but not limited to, the Mobile Identification Number (MIN) or Mobile Destination Number (MDN) issued by Sprint to a User, the Electronic Serial Number (ESN) associated with a Device, the Network Access Identifier (NAI), any Location Information or location-based information, network presence, NGG logs, transaction records, vending machine meta data that relates to data usage or Premium Services purchases; and (d) Privacy Restricted Data (as defined below).

“Content” means and includes the content described in Section 1 hereof (and in any Exhibits referenced therein), any and all content provided or included in the Company Services, and any and all Java Applications, Content Additions, Sprint Billed Content, data, graphics, sounds, text, features, functionality, software programs, applications, services and other information and material in electronic form provided by Company hereunder for sale to Users as set forth herein, including any Enhancements and related Services.

CONFIDENTIAL TREATMENT

“Content Standards” are defined in this Agreement.

“Compliance with Legal Status” is defined in Section 9.

“Control” means the power to vote fifty percent (50%) or more of the voting interests of an entity or ownership of fifty percent (50%) or more of the beneficial interests in income or capital of an entity.

“Damages” means all claims, damages, losses, liabilities, costs, expenses, and reasonable legal fees.

“Delay” is defined in Section 38.h.2.a.

“Deliverable” means any item delivered or produced by Supplier ancillary to providing Services under this Agreement including any Developed Property. Deliverables may include, but are not limited to, tangible and intangible information incidental to or items which contain or embody the results of the Services performed under this Agreement.

“Developed Property” means all intellectual property generated, conceived, or developed under this Agreement and paid for by Sprint, including without limitation, inventions conceived or reduced to practice and any resulting patents.

“Device” means the digital electronic equipment meeting the requirements of and authorized by Sprint for Users to access any Sprint Services, which (i) is compliant with CDMA 2000 or iDEN standards as implemented by Sprint, or any successor standard or technology implemented by Sprint, and (ii) may, but is not required to, include a Sprint Media Player.

“Disabling Device” means any timer, clock, counter, or other limiting design or routine or uncorrected known vulnerability that may cause Software or any data generated or used by it to be erased, become inoperable or inaccessible, or that may otherwise cause the Software to become temporarily or permanently incapable of performing in accordance with this Agreement, including, without limitation, any Disabling Device that is triggered: (a) after using or copying Software or any component a certain number of times; (b) after the lapse of a period of time; (c) in the absence of a hardware device; (d) after the occurrence or lapse of any other triggering factor or event; or (e) due to external input, including across a computer network. Disabling Device includes Software commonly referred to as a virus, worm, trojan horse, or other disabling or damaging codes, or backdoor access to hardware, software, or data.

“Distribution Channel” means a Sprint authorized sales channel for distribution of Sprint products and services, including Bundled Offerings to Sprint Users, of Company’s Application(s) and Service(s) as solely set forth in this Agreement.

“Documentation” means the user, operations, and training manuals related to the Services and Deliverables.

“Download” means a successful transmission of Content across the Sprint Wireless Network to a designated Device.

“Enhancement” means any change, modification, update, supplementation or upgrade of or to the Content, including Sprint Billed Content, or Services.

“Effective Date” is defined in the Preamble.

“Insolvent” is defined in Section.25.d

“IT and Security Policies” is defined in Section 36.

“Location-Based Application” means a packet-mode data services application offered by Company to Users that is capable of using Location Information and that is implemented in compliance with Sprint’s requirements at http://developer.sprint.com/site/global/home/p_home.jsp, as may change from time to time by Sprint.

CONFIDENTIAL TREATMENT

“Location Information” means the location of User’s Device, provided by Sprint with the consent of the User.

“Marks” means trademarks, trade names, service marks and iconography, as set forth in this Agreement.

“Malicious Technology” is defined in Section 27.b.3.

“Net Price” is defined in Section 6.e.1

“Order” means a written or electronic order from Sprint for Services or Deliverables, including without limitation, a purchase order or statement of work.

“Other Services” means services transmitted to Users via the Sprint Wireless Network, for which Users pay a fee but which do not utilize Sprint’s “billing on behalf of” functionality.

“Privacy Restricted Data” means any information about persons or entities that Supplier receives or derives in any manner from any source pursuant to this Agreement which concerns prospective, former, and existing customers and employees of (1) Sprint, (2) Sprint Affiliates, (3) Sprint affinity marketing partners, and (4) other partners, and information from Sprint data suppliers. By way of example, Privacy Restricted Data includes, without limitation, names, addresses, telephone numbers, electronic addresses, social security numbers, credit card numbers, customer proprietary network information (as defined under 47 U.S.C. § 222 and its implementing regulations), location information, frequent flier information, account information, credit information, and demographic information.

“Proprietary Programs” means Sprint’s proprietary encryption or decryption modules, libraries or other scripts or programs of any kind. Sprint’s Proprietary Programs will be deemed Confidential Information of Sprint.

“Resale Partner” means a third-party partner of Sprint that resells any Sprint Services to its customers over the Sprint Wireless Network.

“Sales and Use Taxes” means state and local sales and use taxes, including Arizona transaction privilege tax, Arkansas gross receipts tax, Hawaii general excise tax, Illinois retailer’s occupation tax, and New Mexico gross receipts tax.

“Security Standards” means commercially reasonable security features in all material hardware and software systems and platforms that Company uses to access Sprint’s Confidential Information.

“Special Excluded Developed Property” means any Developed Property (i) that is specifically identified on an Order as such at the time of executing such Order and (ii) as to which a Waiver of IP Ownership in the form prescribed by Sprint has been duly executed by a Sprint senior vice president or more senior executive. Despite any statement to the contrary in an Order, no Developed Property will constitute “Special Excluded Developed Property” in the absence of a duly executed Waiver of IP Ownership.

“Specifications” means the descriptions of the Deliverables and Services, their components, and their capacities, features, functions, or methods as set forth in this Agreement, any Order, and any Documentation provided to Sprint by Company in writing, including Company’s responses, if any, to a request for proposal from Sprint, if any.

“Sprint Affiliate” means: (a) any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Sprint; (b) any entity that has entered into an agreement to construct, manage and/or maintain the Sprint Wireless Network in a defined geographical territory, and/or an agreement to sell wireless products or services under the “Sprint” brand name or any

CONFIDENTIAL TREATMENT

other brand name(s); or (c) any entity to which Sprint is required by law or contract to provide wireless products or services involving the Company’s Services or the Content. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used in this definition, means the possession, directly or indirectly, of (i) twenty percent (20%) or more of the equity of such entity, (ii) ownership of twenty percent (20%) or more of the voting power of the voting equity of such entity, or (iii) the ability or power, whether exclusive or shared, to otherwise direct the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Sprint Billed Content” means certain Sprint-approved Content, in the form of a “Bundled Offering” or otherwise, that is provided by Sprint to Users and for which Users are invoiced a fee by Biller on behalf of Company and are reported by Sprint to Service Provider as “Active Subscribers.”

“Sprint Services” means any and all wireless data services (including, but not limited to, the Sprint Vending Machine) provided or made available by Sprint, for or on behalf of itself, Users, the Sprint Affiliates, or any of them.

“Sprint Vending Machine” means that part of Sprint’s Web site accessible via the Internet from which Users may purchase, access, or download Content for use on, or accessible on, a Device.

“Sprint Wireless Network” means any and all wireless communications systems built, owned or operated by Sprint or any of the Sprint Affiliates, and to the extent that a User may access Company Services or Content while roaming, includes any wireless communications system on which such User is roaming, but only for the duration of time that the User is actually roaming.

“Sprint-Owned Property” means all tangible and intangible items or information that Company receives from Sprint or from a third party on behalf of Sprint.

“Subcontractor” means any person (including any Supplier affiliate) other than Company who provides Services to Sprint on behalf of Company under this Agreement.

“Term” is defined in Section 24.a.

“Territory” means the United States of America, its territories, possessions and commonwealths and Canada.

“Uncollected Billed Revenue” is defined as total Billed Revenue that is uncollected and past due, and includes bad debts, fraudulent charges, short payments by Users, and other payment shortfalls and delinquencies.

“User” means any individual who uses any of the Sprint Services or the Application or Content.

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EXHIBIT J

ADVERTISING

The Parties desire to add allowances and additional terms for advertising on all Company applications and Company and Sprint WAP properties.

1.0	DEFINITIONS

“Gross Media Revenue” means gross advertising and/or sponsorship, and/or cost-per-click (action) revenue billed by Company with respect to advertising on the Wireless Services that is displayed to users of Devices less credits for under delivery of advertising impressions and any applicable taxes (excluding Company’s income tax.) “House Advertising” means self promotional advertisements the Company places on the Wireless Services and will not receive revenue for this advertising. This does not include links to upgrade from a free Company application or service to a paid Company application or service. Specifically, House Advertisements are used to promote new features, other in-house revenue generators, and other media properties of the Company. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Scope of Content and Services: Sprint agrees to allow Company Services (“Advertising Supported Content”) that may contain advertising, provided such advertising adhere to all Advertising Guidelines listed in Exhibit K. Parties agree that Advertising Supported Content will be offered free of charge to Users unless otherwise specified in writing. There will be no cost to Sprint for Advertising Supported Content.

All advertising must adhere to requirements Sprint Advertising Standards outlined in Exhibit K which may change from time to time. Sprint reserves the right to require review and approval of all advertisements prior to such advertisements running on the Sprint network. At Sprint’s written request, Company will terminate advertisements if Sprint, in its sole discretion, determines the customer experience is negatively impacted due to advertising. This may include a drop in page views and/or distinct visitors to the Company’s WAP site in two (2) or more consecutive months or increase in number of complaints received by Customer Care. Notwithstanding the foregoing provisions, in the event Sprint pre-approves an advertisement and subsequently terminates the advertisement, Sprint will allow Company’s advertiser to replace the terminated advertisement with a different one until such time as the advertiser has received the agreed upon impressions.

2.	Delivery and Support: All advertising will be delivered by Company’s vendor of choice.

3.	Advertising Sales: All non-house Advertising, must be sold by Company at a minimum rate of [*****], unless otherwise agreed to in writing by Sprint.

Advertising Trials: Parties will mutually agree to a reasonable number of non-paid trials to verify creative and response rates.

4.	Revenue Sharing – Billed/Paid Inventory: Company will pay Sprint [*****] of the Gross Media Revenue for all billed inventory served on the Sprint Wireless Network through Sprint Services. The only allowable deduction is when Service Provider is invoicing for a traditional media commission because of the compensation agreement between Service Provider and an Ad Agency.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

Calculation Example for Revenue Sharing – Billed Inventory

	Impressions Delivered	Gross CPM		Gross Media Revenue
Campaign A	[*****] impressions	$	[*****]	$	[*****]
Campaign B	[*****] impressions	$	[*****]	$	[*****]
Campaign C	[*****] impressions	$	[*****]	$	[*****]

Total	[*****] impressions			$	[*****]

Average of the Billed Rate Charged to Advertisers				$	[*****]

Total Gross Media Revenue:				$	[*****]
Sprint Share of Total Gross Media Revenue					[*****]
Sprint Dollar Share of Total Gross Media Revenue				$	[*****]

5.	Revenue Sharing – House Advertising: Company will limit house advertising so that it averages no more than [*****] of total Company inventory available in any one month to Sprint Users unless mutually agreed to by both Parties.

6.	Payments: All Revenue Sharing payments are due to Sprint each within [*****] days of the end of the calendar quarter. Company will remit payments in accordance with Exhibit J. Sprint reserves the right to change its policies and conditions for the payment of Gross Media Revenue, including but not limited to payment frequency, and Sprint will inform Company of any such change by providing advanced written notice.

7.	Taxes: Company is responsible for collecting and remitting all transaction taxes imposed upon the sale of its goods or services including advertising.

8.	Reporting: Company will also deliver to Sprint, quarterly and with each payment, a summary report supporting the amount paid for every campaign and in total, which includes a line item showing total impressions served, total click thru, and total payments.

9.	Audit Rights. The Parties agree that each Party, or its authorized representatives, will have the right, at any time (but no more than once per year), upon reasonable notice, to perform an audit with respect to the other Party’s performance of its obligations herein. For purposes of such audit, the each Party will grant the other Party and its representative’s full and complete access, during normal business hours and upon reasonable notice, to the Party’s facilities, books, records, procedures, and all other information required to ascertain any facts relative to its performance hereunder.

[*****] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT

EXHIBIT K

ADVERTISING GUIDELINES

[Not submitted.]

Sprint – Confidential – Not for Distribution

CONFIDENTIAL TREATMENT

EXHIBIT L

FORM OF SOFTWARE ESCROW AGREEMENT

THIS ESCROW AGREEMENT, effective January 30, 2009, (the “Escrow Agreement”), is among SPRINT UNITED MANAGEMENT COMPANY (“Sprint”), TELENAV, INC. (“Supplier”) and                                          (“Escrow Agent”).

Pursuant to that certain                                                                                   (“the Agreement”), the Parties agree as follows:

1.	Supplier agrees to keep current copies of the source code and other materials for the Supplier Applications (“Deposit Materials”), set forth in Attachment 1, attached hereto and made a part hereof, (may also be referred to herein as the “Software”) in escrow with Escrow Agent during the license term of such Software in accordance with the provisions of this Escrow Agreement.

2.	Supplier will pay all costs of providing and maintaining the Deposit Materials in escrow, including the fees of Escrow Agent. The copy of the Deposit Materials provided to Sprint placed in escrow will be reproduced and maintained on magnetic tape compatible with workstations and the systems on which the Software will operate and will be accompanied by full documentation thereof. When a new release or substantial change to the current release of the Software is issued by or on behalf of Supplier during the term of the Escrow Agreement, the revised Deposit Materials, including the change, will be delivered to the Escrow Agent as soon as practicable after the change is effected by or on behalf of Supplier. Copies of the revised Deposit Materials and the Deposit Materials prior to the then latest revision, will be maintained in escrow as provided herein.

3.	Escrow Agent will release the Deposit Materials to Sprint under the following conditions (a “Release Condition”):

The institution by or against Supplier of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Supplier’s debts, provided, with respect to involuntary proceedings, that such proceedings are not dismissed within sixty (60) days; Supplier makes an assignment for the benefit of its creditors; or Supplier dissolves, liquidates or ceases to do business in the ordinary course.

If Sprint believes in good faith that a Release Condition has occurred, Sprint may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials (“Request for Release”). Such Request for Release will be accompanied by an affidavit (the “Affidavit”) signed by Sprint, attesting:

(i)	To a full description of the Release Condition; and

(ii)	The Deposit Materials will continue to be the sole property of Supplier and will be subject to the confidentiality provisions of the Agreement; and

Sprint – Confidential – Not for Distribution

CONFIDENTIAL TREATMENT

(iii)	The Deposit Materials will be used solely for Sprint’s support and maintenance of the Software licensed by Supplier to Sprint, in order to provide Sprint the benefits set forth under the Agreement (but not for purposes of sublicensing or for any other purpose not expressly set forth herein); and

(iv)	A copy of the Request for Release and said Affidavit has been provided to Supplier.

Within three (3) business days of receipt of a Request for Release, Escrow Agent will provide a copy of the Request for Release and the Affidavit to Supplier, by certified mail, return receipt requested, or by commercial express mail.

From the date Escrow Agent mails the notice requesting release of the Deposit Materials, Supplier will have ten (10) business days to deliver to Escrow Agent contrary instructions. “Contrary Instructions” will mean the written representation by Supplier that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent will send a copy to Sprint by certified mail, return receipt requested, or by commercial express mail. Additionally, Escrow Agent will notify both Sprint and Supplier that there is a dispute to be resolved. Escrow Agent will continue to store the Deposit Materials without release pending the first to occur of (a) joint instructions from Supplier and Sprint; (b) private resolution of the dispute; or (c) order of a court.

If Escrow Agent does not receive Contrary Instructions from Supplier, Escrow Agent is authorized to release the Deposit Materials to Sprint.

4.	Escrow Agent will be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this Escrow Agreement.

Provided Escrow Agent has acted in the manner stated in the preceding sentence, the Party on whose behalf, or pursuant to whose direction Escrow Agent acts, will indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorneys’ fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement. Absent any such direction, Supplier and Sprint will jointly and severally indemnify and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorneys’ fees and other liabilities incurred by Escrow Agent relating in any way to this Escrow Agreement, except for any liability, costs or expenses that may be sustained or incurred by the gross negligence or willful misconduct on the part of Escrow Agent, its employees or agents.

5.	Any dispute relating to or arising from this Escrow Agreement will be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address.

Sprint – Confidential – Not for Distribution

CONFIDENTIAL TREATMENT

6.	In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent will provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such Party will have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one (1) month of the date of such notice, then at any time thereafter Escrow Agent will have the right to terminate this Agreement to the extent it relates to the delinquent Party by sending written notice of termination to such affected parties. Escrow Agent will have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

7.	Upon termination of this Escrow Agreement by joint written instruction of Supplier and Sprint, Escrow Agent will destroy, return, or otherwise deliver the Deposit Materials in accordance with such instructions. Upon termination for nonpayment, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Supplier. Escrow Agent will have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

8.	All notices, invoices, payments, deposits and other documents and communications will be given to the Parties at the address specified in the “Notices” Section of the Agreement. It will be the responsibility of the Parties to notify each other as provided in this Section in the even of a change of address. The Parties will have the right to rely on the last known address of the other Parties. Unless other wise provided in this Agreement, all documents and communications may be delivered by First Class mail.

IN WITNESS WHEREOF, the foregoing Escrow Agreement has been executed by authorized representatives of the Parties hereto, in duplicate, as of the date first set forth above.

Supplier: TELENAV, INC.	SPRINT UNITED MANAGEMENT COMPANY

By:	By:

Print Name:	Print Name:
Title:	Title:
Date:	Date:

[Insert Escrow Agent Name]
By:
Print Name:
Title:
Date:

Sprint – Confidential – Not for Distribution